UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Kimball International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

KIMBALL INTERNATIONAL, INC.
1600 Royal Street
Jasper, Indiana 47549
(812) 482-1600

NOTICE OF ANNUAL MEETING OF SHARE OWNERS
to be held October 21, 2008

To the Share Owners of Kimball International, Inc.:

The annual meeting of the Share Owners of KIMBALL INTERNATIONAL, INC., an Indiana corporation (the “Company”), will be held at the principal offices of the Company, 1600 Royal Street, Jasper, Indiana on Tuesday, October 21, 2008, at 9:30 A.M., Eastern Daylight Time (EDT), for the following purposes:

1. To elect eight Directors of your Company.

2. To ratify the appointment of the Company’s independent registered public accounting firm for fiscal year 2009.

3. To approve and affirm the Kimball International, Inc. 2003 Stock Option and Incentive Plan.

4. To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on August 15, 2008, for determining our Share Owners entitled to notice of and to vote at the meeting and any adjournments thereof. Only Share Owners of record at the close of business on that date will be entitled to vote. Voters of the shares of the Company’s Class A Common Stock are entitled to elect seven Directors and to vote upon all other matters properly presented at the meeting. Voters of the shares of the Company’s Class B Common Stock are entitled to elect one Director but are not otherwise entitled to vote.

A proxy, being solicited on behalf of the Board of Directors, is enclosed along with a return envelope, which requires no postage if mailed in the United States. If you own shares of both Class A Common Stock and Class B Common Stock, you will receive a Class A proxy and a Class B proxy in separate mailings.

By Order of the Board of Directors

  John H. Kahle, Secretary

September 10, 2008

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE
PROMPTLY BY SIGNING, DATING, AND MAILING THE ACCOMPANYING PROXY
CARD OR VOTE BY TELEPHONE OR THE INTERNET BY FOLLOWING THE
INSTRUCTIONS ON THE CARD. THE PROXY IS REVOCABLE AND WILL NOT
AFFECT YOUR RIGHT TO VOTE IF YOU ATTEND THE MEETING IN PERSON.

PLEASE NOTE THE FOLLOWING ADMITTANCE PROCEDURES IF YOU DECIDE TO ATTEND IN PERSON:

1. FOR REGISTERED SHARE OWNERS, AN ADMISSION TICKET IS INCLUDED WITH THE PROXY VOTING CARD. THIS TICKET, ALONG WITH A PHOTO IDENTIFICATION, WILL ADMIT YOU TO THE ANNUAL MEETING.

2. FOR BENEFICIAL HOLDERS (if you hold your shares through a broker or other nominee in “street” name), AN ADMISSION TICKET IS PRINTED BELOW FOR YOUR USE. ADMITTANCE FOR BENEFICIAL HOLDERS WILL REQUIRE THIS TICKET PLUS:

A. PRESENTATION OF A PHOTO IDENTIFICATION, AND

B. YOUR NAME MUST BE ON OUR SHARE OWNER LIST OR A RECENT BROKERAGE STATEMENT SHOWING SHARE OWNERSHIP AS OF AUGUST 15, 2008 MUST BE PRESENTED.

3. ANY SHARE OWNER WITHOUT AN ADMISSION TICKET WILL BE ADMITTED ONLY ON THE FOLLOWING CONDITIONS:

A. PRESENTATION OF A PHOTO IDENTIFICATION, AND

B. YOUR NAME MUST BE ON OUR SHARE OWNER LIST OR A RECENT BROKERAGE STATEMENT SHOWING SHARE OWNERSHIP AS OF AUGUST 15, 2008 MUST BE PRESENTED.

ADMISSION TICKET

Please bring this ticket if you choose to attend the Annual Meeting.
It will expedite your admittance when presented upon your arrival.
A photo identification and current brokerage statement will also be required.

KIMBALL INTERNATIONAL, INC.

Annual Meeting of Share Owners

Tuesday, October 21, 2008
9:30 a.m. EDT
1600 Royal Street
Jasper, IN 47549
812-482-1600

                         NAME:

KIMBALL INTERNATIONAL, INC.
1600 Royal Street,
Jasper, Indiana 47549
(812) 482-1600

ANNUAL MEETING OF SHARE OWNERS
October 21, 2008

PROXY STATEMENT

This Proxy Statement and the accompanying proxy are being mailed to the Share Owners of KIMBALL INTERNATIONAL, INC. (the “Company”) on or about September 10, 2008, and are furnished in connection with the Board of Directors’ solicitation of proxies to be used at the Annual Meeting of Share Owners to be held October 21, 2008, at the time and place and for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Share Owners accompanying this Proxy Statement.

Any of our Share Owners who properly deliver a proxy may revoke their proxy at any time prior to the voting thereof by either filing a written revocation with the Secretary of the Company, submitting another properly delivered proxy by telephone, via the Internet or by mail with a later date, requesting the return of the proxy from the Secretary prior to the vote, or attending the meeting and so requesting, although attendance at the meeting will not by itself revoke a previously granted proxy.

The entire cost of soliciting proxies will be borne by your Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and electronic mail by Directors, Officers, and employees of your Company without extra compensation. Your Company will also reimburse brokerage houses, custodians, nominees, and fiduciaries for actual expenses incurred in forwarding proxy material to beneficial owners.

Our Annual Report to our Share Owners, which includes our Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2008, accompanies this Proxy Statement.

VOTING INFORMATION

Only Share Owners of record at the close of business on August 15, 2008, will be entitled to vote at the Annual Meeting. On that date, there were outstanding 11,673,845 shares of Class A Common Stock and 25,291,736 shares of Class B Common Stock. Each share of Class A Common Stock is entitled to one vote with respect to the election of seven Directors, the ratification of the Company’s independent registered public accounting firm, the approval and affirmation of the Kimball International, Inc. 2003 Stock Option and Incentive Plan (the “2003 Plan”), and any other matters submitted to a vote at the meeting. Each share of Class B Common Stock is entitled to one vote with respect to the election of one Director but otherwise is not entitled to vote.

The presence of a quorum requires that a majority of outstanding shares of each class of Common Stock be present at the meeting by proxy or in person. Withholding authority, abstentions and “broker non-votes” will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

It is possible that a proxy would indicate that not all shares represented by it are being voted for specific proposals. For example, a broker cannot vote shares held in street name on certain proposals when the owner of those shares has not provided instructions on how he or she would like them to be voted. If you hold your shares through a broker or other nominee (in street name), you should instruct your broker or nominee as to how you want to vote.

With a quorum present at the meeting, Directors will be elected by the plurality of the votes cast by the shares entitled to vote in the election at the meeting (i.e., the nominees receiving the highest number of votes cast in each category will be elected). The election of Directors will not be affected if you choose to not vote your shares or if you withhold authority to vote your shares. The appointment of the Company’s independent registered public accounting firm will be ratified and approved if more shares of Class A Common Stock are voted “FOR” the proposal than

“AGAINST”. Neither abstentions nor broker non-votes will affect the outcome of this proposal. The 2003 Plan will be approved and affirmed if the number of shares of Class A Common Stock voted “FOR” the proposal represent a majority of the total Class A shares cast on the proposal. Broker non-votes will have no effect, but abstentions will have the same effect as a vote “AGAINST” this proposal.

If you are a registered Share Owner, you can simplify your voting and save your Company expense by voting via telephone or the Internet. Telephone and Internet voting information is provided on the proxy card. A control number is designated on the proxy card to verify a Share Owner’s identity, allowing the Share Owner to vote the shares and confirm that the voting instructions have been recorded properly. If you vote via telephone or the Internet, please do not return a signed proxy card. If your shares are held in the name of a bank or broker, you may be able to vote via telephone or the Internet by following the instructions on the proxy form you receive from your bank or broker.

All properly delivered proxies will be voted. In the absence of contrary direction, the proxies will be voted “FOR” the election of each of the named nominees to the Board, “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm and “FOR” approval and affirmation of the 2003 Plan. Shares held by participants in the Company’s retirement plan will be voted in accordance with the participant’s direction in his or her proxy unless such proxy is not timely received, in which case the trustee of the retirement plan will vote the shares in the same proportion as the shares for which the trustee received timely participant direction.

The Board of Directors knows of no other matters that may come up for action at the meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment on such matter using the discretionary authority granted in the proxy form.

SHARE OWNER PROPOSALS

Proposals which are desired to be presented at the 2009 Annual Meeting by Share Owners and included in the Company’s Proxy Statement for that meeting must be received by the Company at its principal executive offices, 1600 Royal Street, Jasper, Indiana 47549, no later than May 13, 2009. Such proposals, however, must meet certain requirements under the regulations of the Securities and Exchange Commission (SEC) to be included in the Company’s Proxy Statement. A Share Owner wishing to bring a proposal before the 2009 Annual Meeting of Share Owners (but not include the proposal in the Company’s Proxy Statement), must cause written notice of the proposal to be received by the Secretary of the Company at its principal executive office by no earlier than July 3, 2009, and no later than July 23, 2009. The written notice must also meet additional requirements as stated in the Company’s By-laws, a copy of which is available upon written request directed to the Secretary of the Company.

SHARE OWNER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Share Owners may communicate with Board members by sending comments in care of the Secretary of the Company at 1600 Royal Street, Jasper, Indiana 47549. The Secretary has the discretion to forward the correspondence to the Director, or if circumstances dictate, to other departments within the Company to which such communication is more appropriately addressed. A log of correspondence received and copies of the correspondence are available to any Director who wishes to review them.

SHARE OWNERSHIP INFORMATION

Under the regulations of the SEC, persons who have power to vote or invest in or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial holders of such shares. Because the voting or investment power of certain shares listed in the following table is shared, the same securities in certain cases are listed opposite more than one name in the table. The total number of shares of the Company listed in the table for all executive officers and Directors as a group, after elimination of such duplication, is 3,795,529 shares of Class A Common Stock (32.3% of the outstanding) and 2,032,035 shares of Class B Common Stock (7.9% of the outstanding), as of the date noted below.

Set forth in the following table are the beneficial holdings, as of August 6, 2008, of the Company’s Class A Common Stock and Class B Common Stock on the basis described above for: (i) each person, known to your Company who may be deemed to beneficially own more than 5% of either class of your Company’s outstanding shares; (ii) each Director; (iii) each “Named Executive Officer” (NEO) as listed in the Summary Compensation Table appearing later in this Proxy Statement; and (iv) all Directors and executive officers as a group:

		Shares Beneficially Owned(a)(b)
		Sole Voting		Shared
		and		Voting and
		Investment		Investment	Percent
Name		Power		Power	of Class

Holders of more than 5% of the Outstanding Shares of Either Class
Douglas A. Habig	Class A	878,990	(c)	1,080,698	16.8%
1600 Royal Street	Class B	378,060	(c)	163,396	2.1%
Jasper, Indiana 47549
John B. Habig	Class A	650,146		1,067,882	14.7%
1500 Main Street	Class B	385,377		135,762	2.1%
Jasper, Indiana 47546
A. C. Sermersheim Family Limited Partnership(e)	Class A	None		811,000	6.9%
1113 West 14th Street	Class B	None		148,576	(d )
Jasper, Indiana 47546
Barbara J. Habig	Class A	869,447		None	7.4%
4949 Lampkins Ridge Road	Class B	115,672		None	(d )
Bloomington, Indiana 47401
Dimensional Fund Advisors, LP(f)	Class A	None		None	None
1299 Ocean Avenue, 11th Floor	Class B	2,119,048		None	8.4%
Santa Monica, California 90401
Deutsche Bank AG(g)	Class A	None		None	None
Theodor-Heuss-Allee 70	Class B	1,415,641		None	5.6%
60468 Frankfurt am Main
Federal Republic of Germany
Barclays Global Investors NA(h)	Class A	None		None	None
45 Fremont	Class B	1,417,370		None	5.6%
San Francisco CA 94105
Directors (not listed above) and Named Executive Officers:
James C. Thyen	Class A	464,610	(c)	108,952	4.9%
	Class B	269,953	(c)	196,083	1.8%
Ronald J. Thyen	Class A	261,918		96,136	3.1%
	Class B	163,030	(c)	168,449	1.3%
John T. Thyen	Class A	317,554		96,136	3.5%
	Class B	17,224		168,449	(d )

		Shares Beneficially Owned(a)(b)
		Sole Voting		Shared
		and		Voting and
		Investment		Investment	Percent
Name		Power		Power	of Class

Dr. Jack R. Wentworth	Class A	None		None	None
	Class B	13,456		None	(d	)
Christine M. Vujovich	Class A	None		None	None
	Class B	13,854		None	(d	)
Polly B. Kawalek	Class A	None		None	None
	Class B	17,666		None	(d	)
Harry W. Bowman	Class A	None		None	None
	Class B	10,556	(c)	None	(d	)
Geoffrey L. Stringer	Class A	None		None	None
	Class B	15,662	(c)	None	(d	)
Thomas J. Tischhauser(i)	Class A	None		None	None
	Class B	None		None	None
P. Daniel Miller	Class A	18,146	(c)	None	(d	)
	Class B	101,703	(c)(j)	None	(d	)
Donald D. Charron	Class A	9,078	(c)	None	(d	)
	Class B	92,993	(c)	None	(d	)
Robert F. Schneider	Class A	4,579	(c)	None	(d	)
	Class B	83,369	(c)	None	(d	)
All executive officers and Directors	Class A	2,618,695	(c)	1,176,834	32.3%
as a Group (17 persons)	Class B	1,700,190	(c)	331,845	7.9%

(a)	Based upon information obtained from the executive officers, Directors, and beneficial owners (according to the definition of “beneficial ownership” under the regulations of the SEC). Class A Common Stock is convertible at the option of the holder to Class B Common Stock on a share-for-share basis. Amounts are reported and percentages are calculated on an unconverted basis. On August 6, 2008, there were outstanding 11,676,574 shares of Class A Common Stock and 25,284,496 shares of Class B Common Stock.

(b)	Includes shares owned by the spouse and children living in the household of the individuals listed. Also includes shares held by limited partnerships, foundations, and trusts over which listed individuals have shared voting and investment power. Beneficial ownership is disclaimed as to such shares and as to all other shares over which the named person does not have full beneficial rights.

(c)	Class A shares include performance shares which are receivable as of August 6, 2008 and Class B shares include shares of Common Stock receivable by Directors and executive officers upon exercise of stock options which are exercisable within sixty days after August 6, 2008, respectively, as follows: Douglas A. Habig 9,860 Class A shares and 207,049 Class B shares; James C. Thyen 37,629 Class A shares and 168,500 Class B shares; Ronald J. Thyen 114 Class B shares; Harry W. Bowman 703 Class B shares; Geoffrey L. Stringer 278 Class B shares; P. Daniel Miller 5,339 Class A shares and 49,345 Class B shares; Donald D. Charron 4,829 Class A shares and 37,146 Class B shares; Robert F. Schneider 4,579 Class A shares and 30,067 Class B shares; and all executive officers and Directors as a group 73,011 Class A shares and 556,952 Class B shares. The percentage of Class A shares owned by each person, or group, is determined by including in the number of Class A shares outstanding, those performance shares issuable to such person or group as of August 6, 2008, and the percentage of Class B shares owned by each person, or group, is determined by including in the number of Class B shares outstanding, those Class B shares issuable to such person or group, assuming the exercise of stock options which are exercisable within sixty days after August 6, 2008.

(d)	Totals are under one percent of the outstanding class of stock.

(e)	This information is derived from notification received by the Company on Schedule 13D and other communications. As disclosed in the Schedule 13D, Jane M. Hackman, Shirley A. Lewis, and Ronald J. Sermersheim each have joint voting and investment power of the shares listed. In addition, Ms. Hackman, Ms. Lewis, and

Mr. Sermersheim each vote individually and own on a direct basis, or through additional family partnerships, a total of 193,468 shares of Class A Common Stock and 842,750 shares of Class B Common Stock.

(f)	This information is derived from the Schedule 13G/A filed by such Share Owner with the SEC on February 6, 2008, indicating beneficial ownership as of December 31, 2007, as updated by the Schedule 13F filed by such Share Owner with the SEC on August 1, 2008, indicating beneficial ownership as of June 30, 2008. The Share Owner is an investment adviser.

(g)	This information is derived from the Schedule 13G filed by such Share Owner with the SEC on February 7, 2008, indicating beneficial ownership as of December 31, 2007, as updated by the Schedule 13F filed by such Share Owner with the SEC on August 14, 2008, indicating beneficial ownership as of June 30, 2008.

(h)	This information is derived from Schedule 13F filed by such Share Owner with the SEC on July 25, 2008, indicating beneficial ownership as of June 30, 2008. The Share Owner is an investment adviser.

(i)	Mr. Tischhauser was appointed to the Board on August 19, 2008, and his holdings are as of that date.

(j)	Of these Class B shares, 10,000 shares are held in a margin account as collateral to secure a line of credit.

ELECTION OF DIRECTORS

At the Annual Meeting, eight Directors, constituting the full Board, are to be elected to hold office until the next Annual Meeting of our Share Owners or until their successors are duly elected and qualified. Holders of shares of the Company’s Class A Common Stock are entitled to elect seven Directors, and holders of shares of the Company’s Class B Common Stock are entitled to elect one Director. Each nominee is currently serving as a Director of the Company. Mr. Tischhauser was recommended by a current Director for service on the Company’s Board of Directors. His credentials were fully reviewed by the Compensation and Governance Committee, who unanimously recommended him for appointment to the Board. Mr. Tischhauser was appointed by the full Board of Directors on August 19, 2008. Each nominee has consented to continue to serve as a Director. If for any reason any such nominee shall become unable or unwilling to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the accompanying proxy. The Board of Directors has no reason to believe that any such nominee will be unable to serve. The nominees are:

Nominees for Election As Directors
By Holders of Class A Common Stock

		Director
Name	Principal Occupation	Since

Douglas A. Habig(a)	Chairman of the Board of Directors of your Company; age 61	1973
James C. Thyen(b)	President and Chief Executive Officer of your Company; also Director of FM Global; age 64	1982
Christine M. Vujovich	Vice President, Marketing and Environmental Policy, Cummins, Inc.; age 56	1994
Polly B. Kawalek	Retired; Former Senior Vice President and President, Quaker Foods, PepsiCo; also Director of Martek Biosciences Corp., John Bean Technologies Corp., and Elkay Manufacturing Corp.; age 53	1997
Harry W. Bowman	Retired; Former President and Chief Executive Officer of The Stiffel Company; age 65	2000
Geoffrey L. Stringer	Retired; Former Executive Vice President, Bank One Corporation and Chief Executive Officer, Bank One Capital Corporation; age 65	2003
Thomas J. Tischhauser	Executive Consultant, Leadership Development; Former Corporate Vice President, Continental Automotive and Motorola, Inc.; age 50	2008

Nominee for Election As Director
By Holders of Class B Common Stock

		Director
Name	Principal Occupation	Since

Dr. Jack R. Wentworth	Retired; Arthur M. Weimer Professor Emeritus of Business Administration, Indiana University; former Dean of the Kelley School of Business, Indiana University; age 80	1984

(a)	Douglas A. Habig and John B. Habig, Director Emeritus of the Board, are brothers.

(b)	Ronald J. Thyen and John T. Thyen, current Directors and Director Emeriti effective October 21, 2008, and James C. Thyen are brothers.

Effective October 21, 2008, Mr. John T. Thyen and Mr. Ronald J. Thyen will begin assisting the Board in its deliberations as non-compensated, non-voting Director Emeriti. Prior to that, each had served on the Board as a regular member for 18 and 35 years, respectively. The Board cannot thank them enough for their long and dedicated service to the Company as Board members. The Board is delighted they have agreed to continue to bring a lifetime of business experience and sound judgment to the Company as Director Emeriti. Also effective October 21, 2008, Mr. John B. Habig will retire as Director Emeritus and end his 52 years of outstanding service as a Board member of the Company. The Board wishes Mr. Habig good health and happiness in his retirement. Due to the above changes, after the Annual Meeting, the Board of Directors will be reduced from ten to eight members. Share Owners may not vote for more than eight Director nominees.

The Board of Directors recommends a vote “FOR” the election of each of the Director nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

The Board consists of a majority of “independent directors,” as defined by the listing standards of The NASDAQ Stock Market LLC (“Nasdaq”) and the Board of Directors has determined that such independent directors have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a Director. The independent directors nominated for election are Ms. Vujovich, Ms. Kawalek, and Messrs. Bowman, Stringer, Tischhauser, and Wentworth. In determining Mr. Stringer’s independence, the Board considered that Mr. Stringer is a small holder (0.6%) of the common stock of XStream Systems (XStream), a customer of Kimball Electronics, which purchased approximately $200,000 of products and services in fiscal year 2008. Mr. Stringer is also a 50% holder of a company (Catalyst Capital Investments, LLC) that provides consulting services to XStream and holds options for some common stock of XStream. The independent directors meet in regularly scheduled executive sessions.

During fiscal year 2008, the Board of Directors met five times and each Director then in office attended in excess of 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board on which such Director served during his or her tenure. The Company expects its Directors to attend all Board meetings, as well as the Annual Meeting of Share Owners. All Directors then in office attended the last Annual Meeting of Share Owners held on October 16, 2007. Your Board currently has three standing committees: the Audit Committee, the Strategic Planning Committee, and the Compensation and Governance Committee.

The Audit Committee consists of three members of the Board: Harry W. Bowman (Chairperson), Polly B. Kawalek, and Geoffrey L. Stringer. The Audit Committee met nine times during fiscal year 2008. The Audit Committee operates under a written charter, which has been approved by the Board of Directors and is reviewed and reassessed annually or as circumstances dictate by the Audit Committee. The Audit Committee modifies the written charter, as necessary, to comply with all regulatory requirements as or before they become effective. A copy of the Audit Committee Charter is available on the Company’s website at www.ir.kimball.com. The Board has determined that Mr. Bowman is an “Audit Committee financial expert” as defined by the rules of the SEC. None of the Audit Committee members, including the Audit Committee financial expert, are salaried employees of the Company and, in the opinion of the Board of Directors, all meet the Nasdaq and SEC requirements with respect to independence and accounting experience.

The current members of the Strategic Planning Committee are: Douglas A. Habig (Chairperson), James C. Thyen, Christine M. Vujovich, Harry W. Bowman, and Geoffrey L. Stringer. Except for Messrs. Habig and Thyen, each of the members of the Strategic Planing Committee is “independent” as such term for committee members is defined in the listing standards of Nasdaq and by SEC rules. The responsibilities of the committee are the timely and thorough review and evaluation of various strategies of the Company as may be presented from time to time, with the goal of making appropriate recommendations regarding such strategies to the full Board for consideration and/or adoption by the Board as it determines to be in the best interests of the Company’s Share Owners. The Committee met two times during fiscal year 2008.

The current members of the Compensation and Governance Committee are: Dr. Jack R. Wentworth (Chairperson), Christine M. Vujovich, and Geoffrey L. Stringer. Each of the members of the Compensation and Governance Committee is “independent” as such term for compensation committee members is defined in the listing standards of Nasdaq, each is a “non-employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and each is an “Outside Director” as defined by the regulations under Section 162(m) of the Internal Revenue Code of 1986, as

amended. The committee’s responsibilities consist of making all determinations with respect to the compensation of the Chairman of the Board and Chief Executive Officer, review and approval of the compensation of all other executive officers in consultation with the Chief Executive Officer, approving awards under the 2003 Plan, review and approval of the Company’s contribution to its Defined Contribution Retirement Plan, and approval of targets, certification of target achievement, and authorization of payments under the Company’s 2005 Profit Sharing Incentive Bonus Plan. The Compensation and Governance Committee’s responsibilities also include advising the Board in matters of corporate governance, identification of individuals qualified to be Board members, Board member evaluations, orientation, and succession planning. The Compensation and Governance Committee met four times during fiscal year 2008. A copy of the Compensation and Governance Committee’s charter is available on the Company’s website at www.ir.kimball.com.

The Compensation and Governance Committee identifies potential nominees for Director based on specified objectives in terms of the composition of the Board, taking into account the need for broad and complementary experience and expertise. Nominees, whether recommended by the Compensation and Governance Committee or a Share Owner, will be evaluated on the basis of established Board member criteria, including personal integrity, practical judgment, willingness to think independently, diverse experience and expertise, commitment to your Company’s mission, vision and guiding principles, and commitment to devote adequate time to Board duties and to serve over a period of time sufficient to understand the Company’s history, markets and business operations.

The Compensation and Governance Committee also will consider candidates recommended by Share Owners. A Share Owner who wishes to recommend a Director candidate for consideration by the Compensation and Governance Committee should send such recommendation to the Secretary of the Company at 1600 Royal Street, Jasper, Indiana 47549, who will forward it to the Compensation and Governance Committee. Any such recommendation should include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the Share Owner and the candidate for more information. A Share Owner who wishes to nominate an individual as a Director candidate at the Annual Meeting of Share Owners, rather than recommend the individual to the Compensation and Governance Committee as a nominee, must comply with the advance notice requirements mandated by the Company’s By-laws and further explained in this Proxy Statement under “Share Owner Proposals.”

Compensation and Governance Committee Interlocks and Insider Participation

The members of the Compensation and Governance Committee during fiscal year 2008 were Dr. Jack R. Wentworth (Chairperson), Christine M. Vujovich and Geoffrey L. Stringer. None of the Compensation and Governance Committee members have ever been employed as an officer or employee of your Company or any of its subsidiaries, and none of the Compensation and Governance Committee members during fiscal year 2008 were involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that Company Directors, executive officers and greater-than-ten-percent Share Owners file with the SEC and the Company an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of such forms received by the Company and written representation from the Directors and executive officers that no other reports were required, the Company is unaware of any instances of noncompliance or late compliance with such filings during the fiscal year ended June 30, 2008.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

On an annual basis, each Director and executive officer is obligated to complete a Director and Executive Officer Questionnaire which requires disclosure of any transactions with the Company in which the Director or executive officer or any member of his or her immediate family has an interest. In addition, any transactions with related persons or other circumstances that present potential conflicts of interest are to be reported to the Company’s compliance officer either directly or through an anonymous reporting service. When reported, the transactions or other conflicts are reviewed and approved by the Compensation and Governance Committee, if in the best interests of our Share Owners to do so. Neither the Compensation and Governance Committee nor the Board of Directors has formal written policies regarding its review and approval of these types of transactions.

As approved by the Compensation and Governance Committee, Christopher J. Thyen, son of Ronald J. Thyen, a Director, is employed by the Electronics group of the Company as Vice President, Business Development. Kurt A. Vonderheide, son-in-law of James C. Thyen, a Director and Chief Executive Officer, is employed by the Furniture group of the Company as Director of Corporate Travel & Guest Relations. In such positions, both receive compensation in excess of $120,000. Neither of them serves in a direct reporting relationship to their father and father-in-law, respectively.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis is intended to supplement the more detailed information concerning executive compensation that appears in the tables below. Our goal is to provide our current and potential Share Owners and the investing public with a better understanding of your Company’s executive compensation practices and the decisions made concerning the compensation payable to our executive officers, including the persons named in the Summary Compensation Table (our “NEOs”).

The Compensation and Governance Committee (the “Committee”) of our Board of Directors plays a key role in designing and administering your Company’s executive compensation program. All principal elements of compensation paid to our executive officers are subject to approval by the Committee. The report of the Committee follows this Compensation Discussion and Analysis.

Compensation Philosophy

Your Company applies a consistent philosophy to compensation for all employees, including management. The goal is to create long-term Share Owner value by:

1. Rewarding Performance.  All parts of compensation are designed to reward executive performance. Base salary is designed to reward annual achievements, demonstrated leadership abilities, and management experience and effectiveness. All other elements of compensation focus on motivating the executive to achieve superior financial results.

2. Aligning with Share Owners’ Interest.  Your Company’s objective is to align the interests of the executives with our Share Owners by strongly linking compensation to Company financial performance. Improved Company performance leads to improved stock prices and increased Share Owner value.

3. Retaining Executive Talent.  Your Company’s objective is to retain our executives by using key elements of compensation that provide substantial opportunity for financial rewards in comparison to other professional opportunities.

Compensation Process

Determining Compensation

The Committee sets the Chief Executive Officer’s (“CEO’s”) compensation and approves the compensation of the other executive officers in consultation with the CEO who directly supervises those executive officers throughout the year. The Committee gives significant consideration to the recommendation of the CEO, but the final compensation decisions affecting our executive officers are within the Committee’s discretion. No other roles are taken by the executive officers in setting their compensation, except for discussion of their individual performance with the CEO.

Judgment is used in making compensation decisions. Flexibility is critical in the assessment process to allow for adjustments due to new business conditions, and to adjust for the evolving business environment. There is no predetermined formula for allocating compensation between cash and non-cash, current and long-term, or fixed and variable elements.

Key considerations affecting the determination of executive compensation include:

1. Responsibilities — the scope and breadth of the duties and level of responsibility undertaken.

2. Leadership — demonstrated ability to lead an organization.

3. Performance — with an emphasis on consistent, sustained performance.

4. Potential — demonstrated capacity to grow into more responsible leadership positions.

5. Execution of Strategy — record of getting things done according to plans.

6. Personal Development — demonstrated willingness to learn and grow professional and leadership skills.

7. Promotion of Company Culture and Values — demonstrated commitment to modeling of Company Mission and Guiding Principles and ethical behavior.

8. Company Results — demonstrated teamwork and support of Company goals and performance.

Neither the Company nor the Committee has any standing or contractual arrangement with any compensation consultant for review or recommendations regarding executive compensation. The last engagement of a consultant was during 2004-2006 when Watson Wyatt, a nationally recognized compensation consultant, performed a study of the Company’s compensation practices as compared to similarly situated companies. The information from this study was used by the Committee in making compensation decisions through fiscal year 2006. During fiscal year 2008, the Committee did not use any surveys, benchmark data or peer group comparisons in setting executive compensation. Rather, the Secretary of the Company provided the Committee with information that discussed executive compensation at publicly traded companies generally. This information was used as a reference by the Committee when making compensation decisions.

Components of Compensation

The following summarizes the components of compensation which the Committee reviews on an individual executive and overall basis to achieve our goal of creating long-term Share Owner value.

Annual Cash Compensation

1. Base Salary.  Base salaries for our NEOs are based upon the scope of their responsibilities, their performance, the period over which they have performed those responsibilities, and other subjective factors as noted in the “Compensation Process — Determining Compensation” section of this Compensation Discussion and Analysis. Decisions regarding salary increases take into account the executive’s current salary and the amounts paid to the executive’s peers within the Company. The Committee reviews the base salary of the CEO in August of each year and makes adjustments as it deems necessary. Base salaries of our other executive officers are reviewed as appropriate by the CEO, usually on an annual basis. Adjustments to the base salaries of our other executive officers are recommended by the CEO and approved by the Committee.

2. Cash Incentive Compensation.  Executive officers (except Chairman Douglas A. Habig effective July 1, 2008) and full-time salaried employees, except those covered under commission compensation programs, are eligible to participate in a profit sharing incentive bonus plan known as the Kimball International, Inc. 2005 Profit Sharing Incentive Bonus Plan (the “Incentive Bonus Plan”) which provides participants with an opportunity to receive a cash payment if certain profitability levels (tiers) for the fiscal year are achieved. The Incentive Bonus Plan measures profitability at three levels within the Company: (1) Worldwide for Company-wide performance (“Worldwide”); (2) at a Group level for certain combinations of Business Units (“Group”); and (3) at a Business Unit level for the performance of designated operations within the Company (“Business Unit”).

The goal of the Incentive Bonus Plan is to link compensation with the long-term financial success of the Company.

The Incentive Bonus Plan establishes potential cash incentive amounts as a range of percentages of the participant’s salary, with the payout percentage increasing with higher levels of profitability. The Incentive Bonus Plan also establishes different payout percentage ranges across several participant categories, setting higher payout percentage ranges for participants who, by virtue of their responsibilities, are expected to have a greater effect on the Company’s profitability. The following matrix summarizes the cash incentive payout percentages at each economic profit tier for the various participant categories:

Economic Profit	Participant Categories
Tiers	1	2	3	4	5	6	7	8

1	100%	80%	60%	50%	40%	30%	20%	10%
2	80%	60%	45%	35%	30%	22%	15%	7%
3	60%	40%	30%	25%	20%	15%	10%	5%
4	40%	20%	15%	12%	10%	7%	5%	3%
5	20%	10%	8%	6%	5%	4%	3%	2%
6	0%	0%	0%	0%	0%	0%	0%	0%

For a particular fiscal year, the Committee sets each tier to a specific amount of economic profit. Economic profit is equal to the amount of net income less the cost of capital. The cost of capital represents the economic cost of a reasonable return on capital that is used in the business. New capital expenditures are excluded in computing the cost of capital for twelve months. Separate economic profit tiers are set for Worldwide, Group, and Business Unit plans. The Worldwide and Group economic profit tiers are set by the Committee after considering many factors, including comparisons to economic performance data gathered by the Company of numerous public companies. The economic profit tiers for the Worldwide, Group and Business Unit levels are established so that performance attained between the tier 4 and tier 3 levels approximates the median economic profitability performance of these public companies. Achievement of a 100% cash incentive payout for NEOs is very difficult because the Incentive Bonus Plan is designed to pay maximum cash incentives only if the Company achieves economic profitability near the top quartile of these public companies. The Committee must approve the economic profit tiers within 90 days after the commencement of each fiscal year. The Committee may, within such 90-day time period, make adjustments for non-operating income and loss and other profit-computation elements as it deems appropriate to provide optimal incentives for eligible employees. For adjustments beyond the 90-day period, NEOs are not eligible to receive cash incentive compensation resulting from the adjustments.

The NEOs are in participant category 1 and thus may earn cash incentives anywhere from zero up to 100 percent of base salary. The Company has set the target cash incentive for the NEOs at approximately 40% (tier 4 level) which is a cash incentive payout reflecting the Company’s desired level of compensation at risk. During fiscal year 2008, Messrs. Habig, Thyen and Schneider participated at the Worldwide level, while Messrs. Miller and Charron participated at the Furniture and Electronics Group level, respectively. For the past five years, cash incentive payouts averaged 36% for the Worldwide plan, 36% for the Electronics Group plan, and 44% for the Furniture Group plan.

A participant’s total cash incentive under the Incentive Bonus Plan may not exceed $1,000,000 for any fiscal year.

At the end of each fiscal year, but before cash incentives under the Incentive Bonus Plan may be paid, the Committee determines the actual economic profit level that was achieved and approves the payment of the cash incentive. The Committee does not have the discretion to increase, but can decrease, the amount of any cash incentive for the NEOs under the Incentive Bonus Plan. There were no decreases in fiscal year 2008.

Cash incentives earned under the Incentive Bonus Plan for a particular fiscal year are accrued annually and paid in five installments over the succeeding fiscal year with 50% payable in August and 12.5% payable in each of the following months of September, January, April, and June. Cash incentives totaling less than $2,000 are paid in a lump sum in August. Except for provisions relating to retirement, death or permanent disability, and certain other circumstances described in a participant’s employment agreement, participants must be actively employed on each payment date to be eligible to receive any unpaid installments. If a participant’s termination of employment is caused by retirement, death or disability, the participant (or beneficiary, in the event of the participant’s death) will be entitled to receive all cash incentive payments for the previous fiscal year and a pro-rata share for the current fiscal year, all to be paid in full within 2 1/2 months after the end of the Company’s fiscal year.

To address special situations where individual achievement may not be adequately recognized by the Incentive Bonus Plan, there is also a Supplemental Bonus Plan reviewed and approved on an annual basis by the Committee where a maximum of 1.5%, on an after-tax basis, of the Company’s overall annual net income (before cash incentives paid pursuant to the Incentive Bonus Plan) may be designated and paid as supplemental bonuses to those eligible employees, including all NEOs, at the discretion of the Chairman of the Board and/or CEO, within certain ranges approved by the Committee at the beginning of each fiscal year. Any supplemental bonus awarded to the Chairman or CEO must be approved by the Committee. The payment and forfeiture provisions under the Supplemental Bonus Plan are the same as the Incentive Bonus Plan. Mr. Charron was awarded $60,000 in fiscal year 2008 under this plan because of his leadership and work completed in connection with the Electronics segment’s reorganization to improve longer term profitability. No other NEO received an award under the Supplemental Bonus Plan in fiscal year 2008.

Stock Compensation

Your Company’s 2003 Stock Option and Incentive Plan (the “2003 Plan”) permits a variety of stock incentive benefits consisting of: restricted stock, restricted share units, unrestricted share grants, incentive stock options, non-qualified stock options, stock appreciation rights, performance shares, and performance units. The Committee granted performance shares during fiscal year 2008. No other form of award has been granted to employees since July 2005 because of the Committee’s view that performance shares represent one of the more effective forms of stock incentive compensation available under the 2003 Plan by tying compensation directly to the economic profitability of the Company.

1.  Performance Shares

Performance shares include both an annual performance share (“APS”) award and a long-term performance share (“LTPS”) award with one-fifth (1/5) of the award vesting annually over the succeeding five-year period. These awards are approved by the Committee at the beginning of each fiscal year. The performance share awards set forth the maximum number of shares of your Company’s stock which the participant is eligible to receive if the applicable profitability levels for the fiscal year have been achieved. For the APS award, the number of shares of your Company’s stock that the NEO actually receives under the award is determined by multiplying (x) the NEO’s payout percentage calculated under the Incentive Bonus Plan for the performance year by (y) the maximum number of shares set forth in the award. In order to determine the number of shares that the NEO actually receives under the LTPS award, the NEO’s payout percentage (using the Worldwide level payout percentage for all NEOs) calculated under the Incentive Bonus Plan for the performance year is converted to a LTPS payout percentage according to the following table:

Incentive Bonus Plan Payout
Percentage	LTPS Payout Percentage

40% - 100%	100%
0 - 39%	Incentive Bonus Plan Payout Percentage ÷ 40%

The resulting percent is multiplied by the maximum number of shares eligible to be received in the applicable fiscal year.

The APS award acts as an incentive to drive higher profits on a shorter-term annual basis. The LTPS award acts as an incentive for longer term stock price appreciation by driving higher profits, which creates higher cash incentive percentages and greater payouts to the participants. The NEOs have no voting or dividend rights with respect to the performance shares until earned.

2.  Restricted Stock Units

Prior to July 2005, Restricted Share Units (RSUs) were awarded to NEOs and are currently outstanding under the 2003 Plan. These RSUs vest five years after the date of award. Upon vesting, the outstanding number of RSUs and the value of dividends accumulated over the vesting period are converted to shares of Class A Common Stock. If the employment of a holder of a RSU terminates before the RSU has vested for any reason other than death, retirement at age 62 or older, total permanent disability, or certain other circumstances described in the Company’s employment policy, the RSU will be forfeited.

3.  Stock Options

The NEOs also have stock options outstanding under two former stock incentive plans, the 1996 Stock Incentive Program, and the 1996 Directors’ Stock Compensation and Option Plan, all of which were granted prior to July 2005. No shares remain available for new grants under the Company’s former stock option plans. Options outstanding are exercisable from one to five years after the date of grant and expire five to ten years after the date of grant. Stock options are forfeited when employment terminates, except in the case of retirement at age 62 or older, death, permanent disability, or certain other circumstances described in the Company’s employment policy. None of these awards were in-the-money as of June 30, 2008.

Retirement Plan

The NEOs participate in a defined contribution, participant-directed retirement plan with a 401(k) provision that all domestic employees are eligible to participate in (the “Retirement Plan”). The Retirement Plan is intended to attract employees and promote employee retention by providing a long-term savings opportunity. The Retirement Plan provides for voluntary employee contributions as well as a discretionary annual Company contribution as determined by the Committee. The total Company contribution is allocated based upon the total eligible compensation of eligible participants. Each eligible participant’s Company contribution percentage is identical, including NEOs. The Company’s contribution percentage for fiscal year 2008 was approximately 3%. Participant contributions are fully vested immediately and Company contributions are fully vested after five years of participation according to the following schedule.

Years of Vesting Service	Vested Percentage

Less than 1	0%
1	10%
2	20%
3	30%
4	40%
5	100%

All NEOs are fully vested. The Retirement Plan is fully funded and participants may choose to invest their balances among any combination of the following investment options. The annual return of each Fund for the year ended June 30, 2008, is parenthetically noted.

Stable Value Fund	Vanguard Retirement Savings Trust (4.55%)
Bond Fund	Vanguard Total Bond Market Index (6.34%)
Income Balanced Fund	Vanguard LifeStrategy Income Fund (.89%)
Conservative Balanced Fund	Vanguard LifeStrategy Conservative Growth Fund (−2.48%)
Moderate Balanced Fund	Vanguard LifeStrategy Moderate Growth Fund (−5.33%)
Aggressive Balanced Fund	Vanguard LifeStrategy Growth Fund (−8.65%)
S&P 500 Index Fund	Vanguard 500 Index Fund, Investor Shares (−11.17%)
Large Cap Value Fund	Vanguard Windsor II Fund, Investor Shares (−15.79%)
Large Cap Growth Fund	American Funds Growth Fund of America, R-5 Shares (−5.01%)
Small Cap Growth Fund	Vanguard Explorer Fund (−10.20%)
Small Cap Value Fund	Artisan Small Cap Value Fund (−12.19%)
International Fund	Vanguard International Growth Fund (−9.62%)
Company Stock Fund	Kimball International Stock Fund (−13.11%)

For those eligible employees who, under the 1986 Tax Reform Act, are deemed to be highly compensated, their individual Company contribution under the Retirement Plan is reduced. See “Nonqualified Deferred Compensation” below.

Nonqualified Deferred Compensation

For NEOs and other executive officers who are deemed to be highly compensated under the 1986 Tax Reform Act, there is a fully-funded, nonqualified, Supplemental Employee Retirement Plan (“SERP”) under which your Company contributes to the account of each participant an amount equal to the reduction in their Company contribution under the Retirement Plan arising from the provisions of the 1986 Tax Reform Act. In addition, participants may voluntarily defer up to 25% of their eligible wages under the SERP. A participant’s deferrals are fully vested. Company contributions are subject to the same vesting schedule as the Retirement Plan, and are made within 2 1/2 months after the end of the fiscal year. Investment options are the same as those under the Retirement Plan except for the exclusion of the Stable Value and Company Stock Funds and the addition of a Money Market Fund. Payments of a participant’s elective deferrals and Company contributions are made as elected by the participant in lump sum or in installment payments over a period of 5 or 10 years. These amounts may be paid earlier in the event of a termination of employment, death of the participant, or an unforeseen emergency affecting the participant as determined by the committee appointed to administer the SERP. The SERP is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. The assets of the SERP are held in what is commonly referred to as a “rabbi trust” arrangement. This means that the assets of the SERP are subject to the claims of the Company’s general creditors in the event of the Company’s insolvency. For more information about amounts deferred by the NEOs, see the Nonqualified Deferred Compensation Table in this Proxy Statement.

Other Compensation

The Company provides the NEOs with other benefits, which the Committee believes are reasonable, competitive and consistent with the Company’s overall compensation program directives. They are designed to promote the executives’ physical and mental well-being in order to help them function more effectively in their respective positions.

These benefits and the rationale for providing each are as follows:

Benefit	Rationale

Financial Counseling	Aid personal financial planning through expert advice to properly manage financial affairs.
Tax Preparation	Assist in accurate preparation of personal income tax filings.
Executive Preventive Healthcare Program	Maintain health of executive and primary personal support person to permit peak performance.
Medical Reimbursement	Promote seeking of proper medical care by reducing potential financial barriers.
Car Allowance	Reimbursement of costs of safe maintenance and operation of appropriate vehicle for business purposes.

No loans of Company funds have ever been made to any executive officer for any purpose. The NEOs may periodically use the Company aircraft for limited personal reasons, with the appropriate amount being included in their taxable income. The exact amounts received from these benefits are not predetermined.

Employment and Severance Agreements

The Company has entered into written employment agreements with each of the NEOs. These employment agreements were intended to bring the Company more in line with competitive practices within the industries in which it operates and were designed to enhance the retention of executives and protect the interests of the Company by way of covenants not to compete. The agreements do provide for acceleration of certain benefits and payment of severance in certain circumstances, as more fully described in the “Executive Officer and Director Compensation — Employment Agreements with NEOs and Potential Payments Upon Termination or Change-In-Control” section of this Proxy Statement.

NEOs’ Compensation

The annual compensation of the NEOs is based upon the process as noted in the “Compensation Process” section of this Compensation Discussion and Analysis and consists of components as delineated in the “Components of Compensation” section. The Committee does not utilize any specific target or formula for the NEOs’ total compensation.

During the past fiscal year, the Committee met and took the following actions with respect to NEO compensation:

Date		Action(s)

August 2007	•	Awarded APS and LTPS share opportunities for fiscal year 2008.

	•	Certified fiscal year 2007 economic profit results, resulting in issuance of APS and LTPS shares and Incentive Bonus Plan payments.

	•	Reviewed and adjusted compensation of NEOs.

April 2008	•	Approved payment under the Supplemental Bonus Plan to Mr. Charron.

May 2008	•	Adjusted base salary of Chairman and declared him ineligible under the Incentive Bonus Plan beginning in fiscal year 2009.

August 2008	•	Awarded APS and LTPS share opportunities for upcoming fiscal year 2009.

	•	Certified fiscal year 2008 economic profit results, resulting in issuance of APS and LTPS shares and Incentive Bonus Plan payments.

	•	Reviewed and adjusted compensation of NEOs.

The rationale and impact of each of these actions on individual NEO compensation is as follows:

1.  James C. Thyen, President and CEO

The Committee independently reviewed the performance of the CEO. All of the key considerations noted in the “Compensation Process — Determining Compensation” section of this Proxy Statement were considered heavily in the Committee’s deliberations along with general background information regarding market salary data provided by the Company’s Secretary. Based upon this thorough review, the Committee determined that a salary increase was warranted for the CEO. The Committee unanimously approved a salary increase from an annualized base of $847,600 to $889,980. He was also issued an APS award for a maximum of 79,450 shares of Class A Common Stock and a LTPS award for a maximum of 82,400 shares of Class A Common Stock under the 2003 Plan. Based upon the fiscal year 2008 economic profit results, Mr. Thyen will also receive a payout of 19% of his base salary under the Incentive Bonus Plan, and 15,095 and 22,534 shares of Class A Common Stock based on the APS and LTPS grants, respectively.

2.  Douglas A. Habig, Chairman

The Committee has historically and independently set the compensation of the Chairman, because Mr. Habig, a former Chief Executive Officer of the Company, remained an employee of the Company since becoming Chairman, and receives no director fees as an employee Chairman under the Board’s fee structure. As disclosed in the Company’s 2007 Proxy Statement, in August 2007, the Chairman’s compensation was reduced reflecting his desire to reduce his level of day-to-day responsibilities. The Committee also began a process of examining the proper role and duties of the Chairman and determined that the CEO and Chairman roles must be further and fully clarified such that the Chairman focuses on the effective operation of the Board while the CEO performs his duties in regard to the executive management of the Company. With this clarification, the Committee determined that an immediate and significant adjustment to the Chairman’s compensation was warranted. The Committee unanimously approved a salary decrease from the annualized base of $598,000 to $260,000 effective May 5, 2008. The Committee also declared the Chairman ineligible for the Company’s Incentive Bonus Plan effective July 1, 2008. At its August 2008 meeting, the Committee again reviewed the Chairman’s role and performance and determined that no further adjustments were warranted. Based upon the fiscal year 2008 economic profit results, Mr. Habig will receive a payout of 19% of his base salary under the Incentive Bonus Plan and 9,860 shares of Class A Common Stock based on the LTPS awards granted prior to fiscal year 2008.

3.  Other NEO Compensation

At its August 2008 meeting, in consultation with the CEO, the Committee reviewed and approved the compensation of Messrs. Schneider, Miller, and Charron.

The following table summarizes the compensation decisions made by the Committee at its August 2008 meetings:

		FY 2009	FY 2009	FY 2008	FY 2008	FY 2008	Incentive
		APS	LTPS	APS	LTPS	Supplemental	Bonus Plan
		Award	Award	Grant	Grant	Bonus	Payout (% of
	Annualized	(maximum #	(maximum #	(shares	(shares	Payout	FY 2008
	Base Salary ($)	of Shares)	of shares)	issued)	issued)	($)	Base Salary)

James C. Thyen	$889,980	79,450	82,400	15,095	22,534	0	19%
Robert F. Schneider	$421,200	4,000	13,400	760	3,819	0	19%
Douglas A. Habig	$260,000	0	0	0	9,860	0	19%
P. Daniel Miller	$494,000	4,000	13,400	1,520	3,819	0	38%
Donald D. Charron	$522,600	4,000	48,400	440	4,389	$60,000	11%

Tax and Accounting Considerations

1.  Section 162(m)

The Committee has also considered the potential effect of Section 162(m) of the Internal Revenue Code, which limits the deductibility of non-performance-based executive compensation in excess of $1,000,000. In fiscal year 2008, none of the Company’s officers covered under the law had non-performance-based annual compensation in excess of $1,000,000. Thus, all such compensation will be deductible for tax purposes. The Committee will continue to monitor your Company’s compensation program in relation to Section 162(m).

2.  Section 409A

Section 409A of the Internal Revenue Code affects the payments of certain types of deferred compensation to key employees and includes requirements relating to when payments under such arrangements can be made, acceleration of benefits, and timing of elections under such arrangements. Failure to satisfy these requirements will generally lead to an acceleration of the timing for including deferred compensation in an employee’s income, as well as certain penalties and interest. The Company intends for, but does not currently require, its nonqualified deferred compensation arrangement to meet the effective requirements of Section 409A.

3.  Recovery of Compensation from Executive Misconduct

If the Company determines that an executive officer has engaged in fraudulent or intentional misconduct, resulting in a restatement of the Company’s financial results, the Company would take all possible actions to recover any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results.

Share Ownership Guidelines

In 1997, your Company established stock ownership guidelines for directors, NEOs and other senior executives. The guidelines were updated in 2007. The current guidelines outline the expectations of directors and executives to maintain beneficial ownership of Company stock having a value expressed as a multiple of their director fees or their base salary, as the case may be, for as long as they remain a director or executive officer. “Beneficial Ownership” includes, in addition to shares held directly by directors or executives, those shares held by a spouse, minor children or grandchildren, trusts, retirement plans and unearned shares awarded under the 2003 Plan. The ownership status of each director and executive is reviewed annually by the Committee. The multiples are as follows:

Value as a Multiple of
Position	Base Salary or Fees

Director	X 3
Chairman, CEO, President	X 8
Senior Executive Vice President	X 6
Executive Vice President	X 4
Corporate Vice President	X 3
Subsidiary Vice President	X 2

COMPENSATION COMMITTEE REPORT

The Compensation and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for fiscal year 2008 and this Proxy Statement. This report is provided by the following independent directors who comprise the Committee: Jack R. Wentworth (Chairman), Christine M. Vujovich, and Geoffrey L. Stringer.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

SUMMARY COMPENSATION TABLE

The Summary Compensation Table appearing below sets forth information regarding the compensation paid and/or awarded to each NEO for the years ended June 30, 2008 and 2007. For a more thorough discussion of our executive compensation practices, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

						Non-Equity
						Incentive Plan	All Other
Name and Principal			Bonus	Stock Awards	Option Awards	Compensation	Compensation	Total
Position	Year	Salary ($)	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)

James C. Thyen	2008	$842,850	—	$864,292	$34,450	$160,142	$129,417	$2,031,151
President, Chief	2007	$813,950	—	$1,282,412	$82,680	$317,441	$126,988	$2,623,471
Executive Officer
Robert F. Schneider	2008	$406,800	—	$150,729	$10,600	$77,292	$60,769	$706,190
Executive Vice	2007	$385,100	—	$188,415	$25,440	$150,189	$70,460	$819,604
President, Chief Financial Officer
Douglas A. Habig	2008	$570,450	—	$474,117	$37,630	$108,386	$110,351	$1,300,934
Chairman of the Board	2007	$653,840	—	$693,534	$90,312	$254,998	$113,060	$1,805,744
P. Daniel Miller	2008	$476,000	—	$159,541	$7,135	$180,880	$126,825 (6)	$950,381
Executive Vice	2007	$453,720	—	$194,206	$25,638	$219,412	$116,619 (6)	$1,009,595
President, President-Furniture
Donald D. Charron	2008	$492,000	$60,000	$151,403	$10,600	$54,120	$45,919	$814,042
Executive Vice President, President-	2007	$459,700	—	$178,211	$25,440	$105,731	$49,856	$818,938
Kimball Electronics Group

(1)	Amount consists of cash compensation granted for services rendered in fiscal year 2008. The amounts will be paid in fiscal year 2009 pursuant to the Supplemental Bonus Plan. For a description of the Supplemental Bonus Plan see “Compensation Discussion and Analysis — Components of Compensation — Annual Cash Compensation — Cash Incentive Compensation” and “— NEOs’ Compensation”.

(2)	Stock awards consist of performance shares and RSUs. Amounts shown do not reflect compensation actually received by the NEO. The amounts shown represent expense recognized with respect to performance shares and RSUs in the Company’s Consolidated Financial Statements in accordance with Statement of Financial Accounting Standard No. 123(R) (SFAS 123(R)), Share-Based Payment, excluding any assumption for future forfeitures. All other assumptions used to calculate the expense amounts shown are set forth in Note 8 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

(3)	Amounts shown do not reflect compensation actually received by the NEO. The amounts shown represent expense recognized with respect to stock options in the Company’s Consolidated Financial Statements in accordance with SFAS 123(R), excluding any assumption for future forfeitures. The assumptions used to calculate the expense amounts shown are set forth in Note 8 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006.

(4)	Amounts consist of cash incentive compensation earned for services rendered in fiscal year 2008. The amounts will be paid in fiscal year 2009 pursuant to the Incentive Bonus Plan. For a description of the Incentive Bonus Plan and the payout percentages awarded to the NEOs under the Incentive Bonus Plan for fiscal year 2008, see “Compensation Discussion and Analysis — Components of Compensation — Annual Cash Compensation — Cash Incentive Compensation” and “— NEOs’ Compensation”.

(5)	Includes benefits received by the NEOs from executive financial services programs, supplemental medical reimbursement, automotive allowances, personal use of Company aircraft limited to transportation for spouses and NEOs related to a Board approved Executive Preventive Healthcare Program (except for Mr. Miller as noted below), the value of the services and related benefits provided pursuant to the Executive Preventive Healthcare

Program, Company contributions earned for fiscal year 2008 for the Retirement Plan and SERP, and de minimus Christmas bonus and life insurance premiums paid by the Company. The Company values the personal use of Company aircraft for disclosure in this column at the aggregate incremental value of the benefit, which includes variable costs related to fuel, landing fees, crew expenses and other miscellaneous costs. SERP and Retirement Plan Company contribution amounts earned for fiscal year 2008 for Messrs. Thyen, Schneider, Habig, Miller and Charron were $34,132, $16,388, $24,284, $20,457 and $17,584, respectively. The amounts in this column also include dividends credited on unvested RSUs at a value of $58,776 for each of Messrs. Thyen and Habig and $16,616 for each of Messrs. Schneider, Miller and Charron. Dividend amounts were determined based on the number of RSUs multiplied by the Class A dividend rate per share for dividend declarations during fiscal year 2008. Dividends on RSUs are payable in share equivalents based on the average closing price of the Company’s Class B Common Stock as reported by Nasdaq for the ten trading-day period preceding the RSU vesting date.

(6)	Includes the aggregate incremental cost of Mr. Miller’s use of the Company aircraft in the amount of $41,583 for 2008 and $40,730 for 2007 for personal commuting and transportation related to a Board approved Executive Preventive Healthcare Program.

See the Compensation Discussion and Analysis in this Proxy Statement for further information about the material terms of the NEOs’ compensation plans.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2008

		Estimated Possible Payouts Under			Estimated Future Payouts Under			Grant Date Fair
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)			Value of Stock and
		Threshold	Target	Maximum	Threshold	Target	Maximum	Option Awards (3)
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	($)
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)	(l)

James C. Thyen
Incentive Bonus Plan		$0	$337,140	$842,850
APS(4)	8/21/07				0	31,780	79,450	$386,763
LTPS(5)	8/21/07				0	72,400	72,400	$881,108
Robert F. Schneider
Incentive Bonus Plan		$0	$162,720	$406,800
APS(4)	8/21/07				0	1,600	4,000	$19,472
LTPS(5)	8/21/07				0	13,400	13,400	$163,078
Douglas A. Habig
Incentive Bonus Plan		$0	$228,180	$570,450
P. Daniel Miller
Incentive Bonus Plan		$0	$190,400	$476,000
APS(4)	8/21/07				0	1,600	4,000	$19,472
LTPS(5)	8/21/07				0	13,400	13,400	$163,078
Donald D. Charron
Incentive Bonus Plan		$0	$196,800	$492,000
APS(4)	8/21/07				0	1,600	4,000	$19,472
LTPS(5)	8/21/07				0	19,400	19,400	$236,098

(1)	Represents potential cash incentive payments under the incentive bonus plan with respect to fiscal year 2008 performance. The awards do not contain minimum thresholds. The target amount is determined based on a payout at the Tier 4 level (40%) of base salary. See the column captioned “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the actual payout amounts under the incentive bonus plan for fiscal year 2008 performance. See “Compensation Discussion and Analysis — Components of Compensation — Annual Cash Compensation — Cash Incentive Compensation” for additional information regarding the terms of the incentive bonus plan.

(2)	Represents performance share awards granted in fiscal year 2008 pursuant to the 2003 Plan. The awards do not contain minimum thresholds. The target amount is determined based on a payout at the Tier 4 level which is 40% of the maximum award opportunity for the APS and 100% of the maximum award opportunity for the

LTPS. See “Compensation Discussion and Analysis — Components of Compensation — Stock Compensation — Performance Shares” for additional information regarding the terms of performance share awards.

(3)	Amounts represent the grant date fair market value of the target number of performance shares granted calculated using $12.17, which represents the closing price of the Company’s Class B Common Stock as reported by Nasdaq on August 21, 2007 reduced by the present value of dividends not payable on outstanding performance shares.

(4)	The actual number of shares earned by each of Messrs. Thyen, Schneider, Miller and Charron pursuant to their fiscal year 2008 APS award was 15,095, 760, 1,520 and 440, respectively.

(5)	Amounts based on the aggregate number of shares that may be earned pursuant to the fiscal year 2008 LTPS award. One-fifth of the award vests each year over a succeeding five-year period, based on the attainment of bonus percentages earned in each year. The actual number of shares earned by Messrs. Thyen, Schneider, Miller and Charron for the first year of the five-year period was 6,878, 1,273, 1,273 and 1,843, respectively. See “Compensation Discussion and Analysis — NEOs’ Compensation — Other NEO Compensation” for the total number of shares of Class A Common Stock issued to each NEO for LTPS awards based on fiscal year 2008 performance.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2008

	Option Awards				Stock Awards
								Equity
								Incentive
							Equity	Plan
							Incentive	Awards:
							Plan	Market or
							Awards:	Payout Value
							Number of	of Unearned
							Unearned	Shares,
	Number of				Number of	Market Value	Shares,	Units or
	Securities				Shares or	of Shares	Units or	Other
	Underlying				Units of	or Units of	Other	Rights
	Unexercised		Option		Stock That	Stock That	Rights	That Have
	Options-		Exercise	Option	Have Not	Have Not	That Have	Not
	Exercisable		Price	Expiration	Vested(9)	Vested(10)	Not Vested(11)	Vested(10)
Name	(#)		($)	Date	(#)	($)	(#)	($)
(a)	(b)		(e)	(f)	(g)	(h)	(i)	(j)

James C. Thyen	97,500	(1)	$15.06	11/14/12
	45,000	(2)	$15.24	8/21/11
	13,000	(3)	$19.81	8/17/09
	13,000	(4)	$18.24	8/16/08
					123,193	$1,020,038	219,540	$1,817,791
Robert F. Schneider	30,000	(1)	$15.06	11/14/12
	67	(3)	$19.81	8/17/09
					34,826	$288,359	33,760	$279,533
Douglas A. Habig	106,500	(1)	$15.06	11/14/12
	55,000	(2)	$15.24	8/21/11
	19,500	(5)	$16.17	8/22/10
	13,000	(3)	$19.81	8/17/09
	49	(6)	$15.29	10/20/08
	13,000	(4)	$18.24	8/16/08
					123,193	$1,020,038	72,660	$601,625
P. Daniel Miller	13,500	(1)	$15.06	11/14/12
	16,500	(7)	$15.17	8/21/12
	19,345	(8)	$15.70	8/13/10
					34,826	$288,359	33,760	$279,533
Donald D. Charron	30,000	(1)	$15.06	11/14/12
	7,146	(3)	$19.81	8/17/09
					34,826	$288,359	39,760	$329,213

(1)	These stock options were granted to the NEOs on November 15, 2002 and vested on November 14, 2007.

(2)	These stock options were granted to the NEOs on August 22, 2001 and vested on August 21, 2003.

(3)	These stock options were granted to the NEOs on August 18, 1999 and vested on February 18, 2000.

(4)	These stock options were granted to the NEOs on August 17, 1998 and vested on February 17, 1999.

(5)	These stock options were granted to the NEO on August 23, 2000 and vested on February 23, 2001.

(6)	These stock options were granted to the NEO on October 21, 2003 and vested on October 21, 2005.

(7)	These stock options were granted to the NEO on August 22, 2002 and vested on August 22, 2007.

(8)	These stock options were granted to the NEO on August 14, 2000, and vested in five equal annual installments beginning on August 14, 2002.

(9)	Unvested stock consists of the following awards:

		Shares	Grant	Vesting
Name	Award	(#)	Date	Date

James C. Thyen	RSU	47,400	1/21/05	1/21/10
	Dividends Credited on RSUs	12,422	1/21/05	1/21/10
	RSU	47,400	1/23/04	1/23/09
	Dividends Credited on RSUs	15,971	1/23/04	1/23/09
Robert F. Schneider	RSU	13,400	1/21/05	1/21/10
	Dividends Credited on RSUs	3,511	1/21/05	1/21/10
	RSU	13,400	1/23/04	1/23/09
	Dividends Credited on RSUs	4,515	1/23/04	1/23/09
Douglas A. Habig	RSU	47,400	1/21/05	1/21/10
	Dividends Credited on RSUs	12,422	1/21/05	1/21/10
	RSU	47,400	1/23/04	1/23/09
	Dividends Credited on RSUs	15,971	1/23/04	1/23/09
P. Daniel Miller	RSU	13,400	1/21/05	1/21/10
	Dividends Credited on RSUs	3,511	1/21/05	1/21/10
	RSU	13,400	1/23/04	1/23/09
	Dividends Credited on RSUs	4,515	1/23/04	1/23/09
Donald D. Charron	RSU	13,400	1/21/05	1/21/10
	Dividends Credited on RSUs	3,511	1/21/05	1/21/10
	RSU	13,400	1/23/04	1/23/09
	Dividends Credited on RSUs	4,515	1/23/04	1/23/09

Upon vesting, the outstanding number of RSUs and the value of dividends credited over the RSU vesting period are converted to shares of Class A Common Stock. The number of shares credited on outstanding RSUs was calculated by dividing the aggregate dollar amount of dividends credited to date by the $8.28 closing price of Class B Common Stock as reported by Nasdaq on June 30, 2008.

(10)	Calculated using the $8.28 closing price of Class B Common Stock as reported by Nasdaq on June 30, 2008.

(11)	Unearned and unvested stock consists of the following awards:

Name	Award	Shares (#)	Grant Date	Vesting Date(s)

James C. Thyen	APS	31,780	8/21/07	8/19/08
	LTPS	72,400	8/21/07	Five remaining annual vesting dates beginning 8/19/08
	LTPS	65,920	8/22/06	Four remaining annual vesting dates beginning 8/19/08
	LTPS	49,440	9/7/05	Three remaining annual vesting dates beginning 8/19/08
Robert F. Schneider	APS	1,600	8/21/07	8/19/08
	LTPS	13,400	8/21/07	Five remaining annual vesting dates beginning 8/19/08
	LTPS	10,720	8/22/06	Four remaining annual vesting dates beginning 8/19/08
	LTPS	8,040	9/7/05	Three remaining annual vesting dates beginning 8/19/08
Douglas A. Habig	LTPS	41,520	8/22/06	Four remaining annual vesting dates beginning 8/19/08
	LTPS	31,140	9/7/05	Three remaining annual vesting dates beginning 8/19/08
P. Daniel Miller	APS	1,600	8/21/07	8/19/08
	LTPS	13,400	8/21/07	Five remaining annual vesting dates beginning 8/19/08
	LTPS	10,720	8/22/06	Four remaining annual vesting dates beginning 8/19/08
	LTPS	8,040	9/7/05	Three remaining annual vesting dates beginning 8/19/08
Donald D. Charron	APS	1,600	8/21/07	8/19/08
	LTPS	19,400	8/21/07	Five remaining annual vesting dates beginning 8/19/08
	LTPS	10,720	8/22/06	Four remaining annual vesting dates beginning 8/19/08
	LTPS	8,040	9/7/05	Three remaining annual vesting dates beginning 8/19/08

APS and LTPS awards represent the number of shares available for issuance pursuant to performance share awards assuming the targeted performance. At the targeted performance level, 40% of the shares eligible to be received under the APS award would be issued and 100% of the shares eligible to be received under the LTPS award would be issued.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2008

	Option Awards
	Number of Shares		Stock Awards
	Acquired on	Value Realized on	Number of Shares	Value Realized on
	Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)(1)	($)(2)
(a)	(b)	(c )	(d)	(e)

James C. Thyen	0	$0	63,121	$806,055
Robert F. Schneider	0	$0	6,786	$86,657
Douglas A. Habig	0	$0	25,797	$329,428
P. Daniel Miller	0	$0	7,166	$91,510
Donald D. Charron	0	$0	6,146	$78,484

(1)	Includes the following shares withheld to satisfy tax withholding obligations: Mr. Thyen — 20,680 shares; Mr. Schneider — 2,259 shares; Mr. Habig — 7,960 shares; Mr. Miller — 2,197 shares; and Mr. Charron — 1,897 shares.

(2)	The value realized is calculated by multiplying $12.77, the closing price of Class B Common Stock as reported by Nasdaq on the vesting date of August 21, 2007, by the number of shares that vested.

NONQUALIFIED DEFERRED COMPENSATION

	Executive	Registrant		Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Aggregate Balance
	Last FY	Last FY	in Last FY	Distributions	at Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)
(a)	(b)	(c)	(d)	(e)	(f)

James C. Thyen	$290,123	$31,089	$(408,127)	—	$2,742,853
Robert F. Schneider	$27,849	$11,280	$(52,230)	—	$494,918
Douglas A. Habig	$82,565	$24,042	$(191,990)	—	$1,870,858
P. Daniel Miller	$69,554	$15,404	$(65,435)	—	$681,967
Donald D. Charron	$161,456	$17,640	$(69,594)	—	$1,076,775

(1)	These amounts are included in the fiscal year 2008 amounts in the “Salary” column of the Summary Compensation Table.

(2)	Represents employer contribution paid in September 2007 (based on fiscal year 2007 earnings), which are included in the fiscal year 2007 amounts in the “All Other Compensation” column of the Summary Compensation Table.

(3)	Earnings do not represent above-market or preferential rates, and are not included in the Summary Compensation Table for fiscal year 2008 or prior years.

(4)	The Aggregate Balance is the balance in the NEO’s SERP account as of June 30, 2008. The balance includes employer contributions paid in September 2007 (based on fiscal year 2007 earnings), which are included in the fiscal year 2007 amounts in the “All Other Compensation” column of the Summary Compensation Table. The balance excludes employer contributions to be paid in September 2008 (based on fiscal year 2008 earnings), which are included in the fiscal year 2008 amounts in the “All Other Compensation” column of the Summary Compensation Table. September 2008 employer contributions to the NEO’s SERP account will be: Mr. Thyen $27,514; Mr. Schneider $9,770; Mr. Habig $17,666; Mr. Miller $13,839; and Mr. Charron $10,966.

Activity disclosed in the table above relates solely to the Company’s SERP which is its only nonqualified deferred compensation arrangement. See the “Components of Compensation — Nonqualified Deferred Compensation” section of the Compensation Discussion and Analysis for further information about the material terms of the SERP.

Employment Agreements with NEOs and Potential Payments Upon Termination Or Change-In-Control

On May 1, 2006, your Company entered into an Employment Agreement with each of the NEOs. Each of the Employment Agreements is in substantially the same form. Pursuant to the Employment Agreements, if the executive’s employment is terminated by the Company without cause or by the executive for good reason, the Company will provide compensation and benefits to the executive as follows:

(i) base salary through the date of termination of employment;

(ii) any deferred and unpaid cash incentive amounts due for the immediately preceding fiscal year and a prorated amount of the target cash incentive for the cash incentive period in which his last day of employment occurs;

(iii) (a) unless the executive’s termination occurs during the one year period before a change in control of the Company or during the two year period following a change in control, severance pay equal to the sum of the executive’s annual base salary at the highest rate in effect during the three years immediately preceding the last day of employment and the higher of either the executive’s target cash incentive for the period in which the last day of employment occurs or the executive’s average annual cash incentive award for the three annual cash incentive periods immediately preceding the last day of employment, plus a reimbursement payment of $50,000 (subject to cost-of-living adjustment) in lieu of continued welfare and fringe benefits, or (b) if the executive’s termination occurs during the one year period preceding a change in control or the two year period following a change in control, severance pay equal to three times, in the case of James C. Thyen, and two times, in the case of the other executives, the amount determined in (iii)(a) above;

(iv) reimbursement for outplacement service costs up to $75,000, in the case of James C. Thyen, and $25,000, in the case of the other executives;

(v) a payment in cash, shares or a combination thereof at the Company’s discretion equal to the intrinsic value at the termination date of all options and stock appreciation rights, and the fair market value of restricted stock, deferred share units, performance shares, and performance units, all of which will become fully vested; and

(vi) payment of all SERP benefit amounts, which will become fully vested.

“Cause” means a determination, by at least three-quarters of the members of the Board of Directors, that one or more of the following has occurred:

•	the executive’s willful and continued failure to perform substantially the duties of his position or to follow lawful instructions of a senior executive or the Board of Directors that continues for five days after the executive receives written notice identifying such failure;

•	the executive’s conviction of a felony or of another crime that reflects adversely on the Company;

•	the executive’s engaging in fraudulent or dishonest conduct, gross misconduct that is injurious to the Company, or any misconduct that involves moral turpitude; or

•	the executive’s material breach of his obligations under his employment agreement.

“Good reason” means one or more of the following has occurred:

•	a material adverse change in the nature or scope of the executive’s responsibilities;

•	a reduction in the executive’s salary rate or target cash incentive amount;

•	a reduction of 5% or more in the aggregate benefits provided to the executive and his dependents under the Company’s employee benefit plans;

•	a significant diminution in the executive’s position, authority, duties or responsibilities;

•	a relocation of the executive’s principal site of employment to a location more than fifty (50) miles from the principal employment site; or

•	failure by the Company to obtain an assumption agreement regarding the executive’s employment agreement from any successor of the Company.

In the event of other terminations of employment, the executive will receive his base salary through the date of termination and will be entitled to any benefits under the regular terms of the welfare, retirement, Incentive Bonus, SERP, and equity and incentive plans.

“Change in control” generally means the consummation of any of the following:

•	the acquisition, by any one person or more than one person acting as a group, of ownership interests representing more than 50% of the total fair market value or of the total voting power of all ownership interests (the “Majority Ownership”) of the Company, any affiliate of the Company that employs the executive, any entity that has a Majority Ownership of either the Company or such affiliate, or any entity in an uninterrupted chain of Majority Ownership culminating in the ownership of the Company or such affiliate (each, a “Relevant Company”) through merger, consolidation, or stock transfer;

•	the acquisition during any 12-month period, by any one person or more than one person acting as a group, of ownership interests in a Relevant Company possessing 35% or more of the total voting power of all ownership interests in the Relevant Company;

•	the acquisition of ownership during any 12-month period, by any one person or more than one person acting as a group, of 40% or more of the total gross fair market value of the assets of a Relevant Company; or

•	the replacement of a majority of members of the Board of Directors during any 12-month period, by members whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election;

provided, however, that any occurrence that does not constitute a change in the ownership or effective control, or in the ownership of a substantial portion of the assets of, a Relevant Company within the meaning of Section 409A(a)(2)(A)(v) of the Internal Revenue Code and its interpretive regulations does not constitute a “change in control”.

Upon a change in control of the Company, the Company will pay to the executives an amount in cash, shares or a combination thereof at the Company’s discretion equal to the value at the effective date of the change of control of all options, stock appreciation rights, restricted stock, deferred share units, performance shares, performance units, and Incentive Bonus Plan payments, all of which will become fully vested. In addition, the executive will become fully vested in the SERP and will receive all benefit amounts under that plan. Further, upon a change in control, as an incentive for the executive to remain available to assist with transition matters, the Company will offer the executive a retention bonus equal to 50%, in the case of James C. Thyen, and 40%, in the case of the other executives, of the executive’s annual salary, payable in two equal installments, the first after three months following the change in control and the second after an additional three months, in each case as long as the executive remains an employee during such time (or if his employment is terminated by the Company without cause or by the executive for good reason).

The Employment Agreements also provide that in the event the executive incurs any gross income inclusion, interest or additional tax pursuant to Section 409A of the Internal Revenue Code on any payments from the Company, then the Company will make a supplemental payment to the executive in an amount sufficient to pay the resulting tax liability as well as the tax liability on the supplemental payment. In addition, under the Employment Agreements, if any of the Company’s payments to the executive are subject to excise tax (or any interest or penalties incurred due to excise tax) imposed by Section 4999 of the Internal Revenue Code, the executive will be entitled to reimbursement for the amount of the excise tax (plus interest and penalties). The Committee may, however, decide to reduce or eliminate that reimbursement or to reduce the executive’s compensation to the extent necessary to avoid Section 4999 taxation, if the aggregate compensation payable because of a change in control would exceed five percent of the net proceeds of the transaction.

In addition, the Employment Agreements impose non-competition and non-solicitation obligations on the executives during the term of their employment and for a period of 12 months (or a shorter period, for an executive employed for fewer than 12 months) following termination of employment for any reason.

The table below reflects the amount of compensation payable to each of the NEOs in the event of termination of such NEO’s employment. The amounts shown assume that such termination was effective as of June 30, 2008, and thus includes amounts earned through such time and are estimates of the amounts that would be paid to the NEOs upon their termination. The actual amounts to be paid can only be determined at the time of such NEO’s separation from the Company and could therefore be more or less than the amounts set forth below.

	Change In	Without Cause or	Death, Disability	Other
	Control	with Good Reason	or Retirement(5)	Termination(6)

James C. Thyen
Lump Sum(1)	$4,906,699	$1,315,414	$0	$0
Accelerated Benefits(2)	$3,392,689	$3,392,689	$1,491,754	$1,491,754	(7)
Retention Bonus(3)	$423,800	$0	$0	$0
SERP(4)	$2,742,853	$2,742,853	$2,742,853	$2,742,853
TOTAL	$11,466,041	$7,450,956	$4,234,607	$4,234,607	(7)
Robert F. Schneider
Lump Sum(1)	$1,559,366	$668,453	$0	$0
Accelerated Benefits(2)	$665,065	$665,065	$403,574	$0
Retention Bonus(3)	$168,480	$0	$0	$0
SERP(4)	$494,918	$494,918	$494,918	$494,918
TOTAL	$2,887,829	$1,828,436	$898,492	$494,918
Douglas A. Habig
Lump Sum(1)	$2,455,501	$985,101	$0	$0
Accelerated Benefits(2)	$1,730,059	$1,730,059	$1,210,083	$0
Retention Bonus(3)	$104,000	$0	$0	$0
SERP(4)	$1,870,858	$1,870,858	$1,870,858	$1,870,858
TOTAL	$6,160,418	$4,586,018	$3,080,941	$1,870,858
P. Daniel Miller
Lump Sum(1)	$1,875,538	$802,751	$0	$0
Accelerated Benefits(2)	$768,653	$768,653	$513,455	$0
Retention Bonus(3)	$197,600	$0	$0	$0
SERP(4)	$681,967	$681,967	$681,967	$681,967
TOTAL	$3,523,758	$2,253,371	$1,195,422	$681,967
Donald D. Charron
Lump Sum(1)	$1,876,979	$810,413	$0	$0
Accelerated Benefits(2)	$691,573	$691,573	$382,472	$0
Retention Bonus(3)	$209,040	$0	$0	$0
SERP(4)	$1,076,775	$1,076,775	$1,076,775	$1,076,775
TOTAL	$3,854,367	$2,578,761	$1,459,247	$1,076,775

(1)	Payment based on executive’s annual base salary and cash incentive compensation as of June 30, 2008. The amounts include severance, benefits allowance, outplacement reimbursement, and for a termination upon a change in control the amount estimated to be payable to the NEO for reimbursement of the federal excise tax on excess parachute payments (Section 4999 of the Internal Revenue Code). This excise tax is payable if the value of certain payments that are contingent upon a change in control, referred to as parachute payments, exceeds a safe harbor amount. The computation of the excise tax is complex and is subject to various questions of interpretation. The amount of reimbursement included for excise tax reflects the Company’s best estimate at this time. In addition, there is estimated to be no tax liability pursuant to Section 409A of the Internal Revenue Code and accordingly no amounts are included for reimbursement of this tax.

(2)	Represents the value of unvested RSU, APS, and LTPS awards, the vesting of which would accelerate as a result of the specified triggering event. RSU, APS, and LTPS are valued by multiplying $8.28, the closing price of the Company’s Class B Common Stock as reported by Nasdaq on June 30, 2008, by the number of unvested shares. The amount also includes the accrued but unpaid cash incentive compensation due under the Incentive Bonus Plan for fiscal year 2008. These amounts will be paid in a lump sum upon the specified event of termination. No stock options were “in-the-money” as of June 30, 2008.

(3)	Amount payable in two installments: 50% — 3 months after a change in control; and 50% — 6 months after a change in control.

(4)	Represents the fully vested SERP balance reflected in the Nonqualified Deferred Compensation Table included in this Proxy Statement as each NEO has more than five years of service with the Company. This amount will be paid in a lump sum upon a change in control, termination without cause or with good reason, or death. In the case of disability, retirement or voluntary termination, the amount will be paid pursuant to the election of the NEO.

(5)	The amounts listed in the “Death, Disability or Retirement” column represent payouts for each of these events for Mr. Thyen. For Messrs. Schneider, Habig, Miller and Charron, the amounts listed in this column represent only death or disability payouts because they were not of retirement age as of June 30, 2008, and therefore are not eligible for retirement benefits.

(6)	Includes termination by the Company for cause and voluntary termination by the NEO.

(7)	In the event of a termination of Mr. Thyen by the Company for cause, he would receive no accelerated benefits. If Mr. Thyen leaves the Company voluntarily, his departure would be considered a retirement and he would receive the indicated accelerated benefits.

In addition, the amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary, health benefits and distribution of account balances under the Retirement Plan.

DIRECTOR COMPENSATION

Fiscal Year 2008 Compensation to Non-Employee Directors

Directors’ compensation is set by the Board. The level of compensation is guided by the following goals: compensation should fairly pay Directors for work required in a company of Kimball’s size and scope; and the structure of the compensation should be simple, transparent, market competitive, and easy to understand.

All non-employee Directors of your Company receive an annual retainer of $40,000 per year for service as Directors. The Chairperson of the Audit Committee of the Board of Directors receives $5,000 per Committee meeting, and other Audit Committee members receive $3,500 per Committee meeting. The Chairman of the Compensation and Governance Committee receives $3,500 per Committee meeting and other Compensation and Governance Committee members receive $2,000 per Committee meeting. Members of the Strategic Planning Committee receive $3,500 per Committee meeting. Directors may elect to receive all or part of their annual retainer and meeting fees in shares of Class B Common Stock issued under the 2003 Plan. Directors also are reimbursed for travel expenses incurred in connection with Board and Committee meetings.

The following Non-Employee Director Compensation Table shows the compensation that each non-employee Director was paid or earned with respect to fiscal year 2008. A full-time officer, who is or becomes a member of the Board, does not receive additional compensation for serving as a member of the Board and/or as a member of any of the Committees. Mr. Douglas Habig and Mr. James Thyen are not included in this table because they received no additional compensation for their service as Directors. Mr. Tischhauser is not included in this table because he was not a member of the Board of Directors during fiscal year 2008. During fiscal year 2008, the Directors, other than Messrs. Habig, Thyen, and Tischhauser, received compensation for serving on the Board and Committees as follows:

Non-Employee Director Compensation

Fees Earned or Paid
in Cash (1)(2)
Name	($)
(a)	(b)

Harry W. Bowman	$57,500
Gary P. Critser(3)	$6,500
John B. Habig(3)	$4,000
Polly B. Kawalek	$53,500
Geoffrey L. Stringer	$62,000
John T. Thyen	$44,000
Ronald J. Thyen	$44,000
Christine M. Vujovich	$56,000
Jack R. Wentworth	$52,000

(1)	Includes the following amount of fees for which the Director elected to receive Class B Common Stock in lieu of cash: Mr. Bowman — $17,500, Ms. Kawalek — $40,000, Mr. Stringer — $62,000, Mr. R. Thyen — $44,000, Mr. Wentworth — $12,000. These amounts were converted into shares of Class B Common Stock using the per share price of $13.16, the “market value” for such shares on November 15, 2007. As defined in the 2003 Plan, market value means the average of the closing prices during the ten trading day period preceding the date that fees are converted to shares.

(2)	In addition to the total compensation noted in the table, Directors had the following shares of Class B Common Stock underlying outstanding options as of June 30, 2008: Mr. Bowman — 703, Mr. Stringer — 278, and Mr. R. Thyen — 114. Stock options forfeited during fiscal year 2008 were: Mr. Bowman — 217, Ms. Kawalek — 271, Mr. Stringer — 257, Mr. Wentworth — 796, and Mr. R. Thyen — 959.

(3)	Mr. Critser served as a Director through October 16, 2007, the date of our 2007 Annual Meeting of Share Owners. Mr. John Habig served as a Director through October 16, 2007, at which time he was appointed as a non-compensated Director Emeritus. Mr. Critser’s and Mr. John Habig’s fees related to 2008 include prorated amounts of the annual cash retainer and all Board and/or committee meeting fees for such meetings that each attended through that date.

Board Stock Ownership Guidelines

As discussed under “Compensation Discussion and Analysis — Share Ownership Guidelines,” the Board of Directors adopted guidelines, which were updated in 2007, whereby all members of your Board of Directors must own at a minimum shares of your Company’s stock equal in value to three times the total annual fees earned as a Director.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes the Company’s equity compensation plans as of June 30, 2008:

Number of Securities
Remaining Available for
	Number of Securities		Weighted Average		Future Issuance Under
	to be Issued Upon		Exercise Price of		Equity Compensation
	Exercise of		Outstanding		Plans (Excluding
	Outstanding Options,		Options, Warrants		Securities Reflected
	Warrants and Rights		and Rights		in First Column)

Equity compensation plans approved by Share Owners	2,019,114	(1)	$15.45	(2)	877,857	(3)
Equity compensation plans not approved by Share Owners	-0-		-0-		-0-

Total	2,019,114		$15.45		877,857

(1)	Includes 779,162 Class B stock option grants, 703,552 Class A and 55,500 Class B performance share awards, and 375,800 Class A and 105,100 Class B RSU awards. The number of performance shares assumes that performance targets will be met.

(2)	Performance shares and RSUs not included as there is no exercise price for these awards.

(3)	Includes 877,857 Class A and Class B shares available for issuance as restricted stock, RSUs, unrestricted share grants, incentive stock options, nonqualified stock options, performance shares, performance units, and stock appreciation rights under the 2003 Plan. No shares remain available for issuance under the Company’s prior stock option plans.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions, internal control over financial reporting, and financial reporting processes. During the fiscal year ended June 30, 2008, the Audit Committee was comprised of at least three directors as required per the Audit Committee Charter. All members of the Audit Committee meet the independence and experience requirements of The NASDAQ Stock Market LLC and the Securities and Exchange Commission.

Management is responsible for the Company’s accounting functions, internal control over financial reporting, and financial reporting processes. The Company’s independent registered public accounting firm is responsible for auditing and expressing an opinion in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) on the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the June 30, 2008 financial statements including a discussion of the acceptability and quality of the accounting principles, the reasonableness of critical accounting policies and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), the alternative treatments of financial information within accounting principles generally accepted in the United States of America that have been discussed with management (including the ramifications of the use of such alternative treatments preferred by the independent registered public accounting firm), the schedule of unadjusted differences, the management representation letter, certain matters regarding internal control over financial reporting, the independent registered public accounting firm’s opinion (including consent), and the engagement letter. The Audit Committee also received written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

The Audit Committee reviewed the overall scope of the audits performed by the internal auditor and the independent registered public accounting firm. The Audit Committee meets with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. The Audit Committee also discussed with management and the independent registered public accounting firm, management’s report on, and the independent registered public accounting firm’s report on and audit of, the Company’s internal control over financial reporting. The Audit Committee also meets at least two times annually in a separate executive session with only members present.

It is not the duty of the Audit Committee to perform audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the independent registered public accounting firm. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008, filed with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE

Harry W. Bowman (Chairperson)
Polly B. Kawalek
Geoffrey L. Stringer

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche, LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively the “Deloitte Entities”) audited the Company’s annual financial statements for the fiscal year ended June 30, 2008. The Deloitte Entities have served as our independent registered public accounting firm since 2002.

Representatives of the Deloitte Entities will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

	2008	2007
	Deloitte Entities	Deloitte Entities

Audit Fees(a)	$1,260,040	$1,360,702
Audit-Related Fees(b)	$63,180	$86,714
Tax Fees(c)	$105,958	$182,716
All Other Fees	—	—

Total	$1,429,178	$1,630,132

(a)	Includes fees paid for the audit of the annual financial statements, for the audit of internal control over financial reporting, for the review of the quarterly financial statements and for the statutory audits of international subsidiaries.

(b)	Consists of fees paid for the audit of benefit plans and agreed-upon procedures related to the Company’s internal controls where management takes responsibility for the scope and assertions in those engagements.

(c)	Consists of fees paid for tax compliance and related tax services.

Consideration of Services Provided by the Independent Registered Public Accounting Firm

The Audit Committee approves all audit and non-audit services provided by the independent registered public accounting firm prior to the services being performed. The Audit Committee has established a pre-approval process for services provided by the independent registered public accounting firm which complies with the requirements of the Sarbanes-Oxley Act of 2002. A description of the pre-approval process is attached to this Proxy Statement as Appendix A. The Audit Committee has considered whether all services provided are compatible with maintaining the independent registered public accounting firm’s independence in accordance with this pre-approval process and has determined that such services are compatible.

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed the Deloitte Entities to be the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2009. They were appointed based upon:

•	performance on past audits, including the expertise of the engagement team;

•	experience, client service, and responsiveness;

•	leadership, management structure, and ethical culture; and

•	the amount of fees charged in relation to scope of work performed.

Ratification is not required by law or the Company’s By-laws. The Company is submitting the appointment of the Deloitte Entities to our Share Owners for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our Share Owners.

Our Board of Directors recommends a vote “FOR” ratification of the appointment of the Deloitte Entities as the Company’s independent registered public accounting firm.

PROPOSAL TO APPROVE THE KIMBALL INTERNATIONAL, INC.

2003 STOCK OPTION AND INCENTIVE PROGRAM

Preface

The Kimball International, Inc. 2003 Stock Option and Incentive Plan (for the purposes of this section, the “Plan”) was adopted and approved by the Company’s Share Owners at the Annual Meeting of Share Owners in October 2003. Section 162(m) of the Internal Revenue Code requires performance measures to be re-approved by Share Owners every five years in order for the payments to qualify as performance-based compensation. On August 18, 2008, the Board of Directors of your Company, upon the recommendation of the Compensation and Governance Committee, directed that the Plan be submitted to the Share Owners for consideration at the Annual Meeting. The Plan, as it is being submitted to the Share Owners, includes a provision setting forth the maximum aggregate number of shares that may be granted to participants under the Plan pursuant to incentive stock options in order to comply with the IRS regulations under Section 422 of the Internal Revenue Code. Otherwise, there have been no changes to the Plan since its approval in 2003.

Background

Your Board of Directors believes that the long-term success of the Company depends in part on its ability to recruit and retain outstanding individuals as employees and to furnish maximum incentive to these employees to improve operations and increase profits by providing such individuals with the opportunity to acquire shares of Class A and/or Class B Common Stock of your Company (the “Common Stock”) or to receive monetary payments based on the value of our Common Stock. Your Board also believes it is important to align the personal interests of officers and key employees to the common interests of Share Owners through a stock incentive program.

The Plan provides for the broadest variety of awards that could be flexibly administered to carry out the purposes of the Plan. This authority permits the Company to keep pace with changing developments in management compensation and makes the Company competitive with those companies that offer creative incentives to attract and keep key management employees. The flexibility of the Plan allows the Company to respond to changing circumstances such as changes in tax laws, accounting rules, securities regulations and other rules regarding benefit plans. The Plan grants the Committee (as defined below) discretion in establishing the terms and restrictions deemed appropriate for particular awards as circumstances warrant.

The following summary of the Plan is qualified by and subject to the more complete information set forth in the Plan, a copy of which is attached as Appendix B to this Proxy Statement.

Shares Available

The Plan makes available for awards 2,500,000 shares of Common Stock. All of the 2,500,000 shares may, but need not, be issued pursuant to the Plan. The maximum number of shares which may be granted under the Plan to any one participant during any year is 400,000 shares. If there is a lapse, expiration, termination, forfeiture or cancellation of any award prior to the issuance of shares or the payment of the cash equivalent therefor, or if shares are issued and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new awards under the Plan. Additionally, shares that are withheld by the Company in order to satisfy payment of the exercise price or any tax withholding obligation, and shares granted pursuant to an award agreement which is subsequently settled in cash rather than shares of Common Stock, may be subject to new awards under the Plan. Shares issued under the Plan may be authorized but unissued shares or treasury shares. Pursuant to the Plan, the 2,500,000 shares with respect to which all forms of awards may be granted by the Committee may be either shares of Class A or Class B Common Stock. The Class A Common Stock is convertible on its terms into the same number of shares of Class B Common Stock. Moreover, the Committee may, pursuant to the Plan, grant exchange rights which entitle the holder to exchange shares of Class B Common Stock for shares of Class A Common Stock on a one-for-one basis, as described below. As of June 30, 2008, 877,857 shares of Common Stock remain available for issuance under the Plan. The closing price of the Company’s Class B Common Stock on that date was $8.28.

Administration

The Plan provides for administration by a committee (the “Committee”) of the Board, whose members must meet certain legal qualifications. The Compensation and Governance Committee of the Board will act initially as the Committee under the Plan. Unless specifically limited by the Plan, the Committee will have complete authority to administer the Plan, including:

•	select grant recipients

•	make grants

•	determine terms of grant

•	establish rules and procedures to administer the Plan

•	interpret the Plan

Eligibility of Participation

Employees, Directors, or consultants of the Company or any of its subsidiaries are eligible to participate in the Plan. The selection of participants is within the discretion of the Committee. The Committee will select participants who, in the opinion of the Committee, have a capacity for contributing in a substantial measure to the performance of the Company or its subsidiaries. At this time, the approximate number of persons who participate in the Plan is 95. As of August 19, 2008, our executive officers held 618,630 shares of Class A Common Stock pursuant to performance share awards, 327,300 shares of Class A Restricted Share Units, and 1,250 shares of Class B Restricted Share Units granted under the Plan. As of August 19, 2008, our non-employee Directors held no outstanding shares under the Plan. As of August 19, 2008, our employees as a group (not including our executive officers) held 255,660 shares of Class A Common Stock and 38,600 shares of Class B Common Stock pursuant to performance share awards, and 48,500 shares of Class A Restricted Share Units and 102,350 shares of Class B Restricted Share Units, all granted under the Plan.

Types of Awards

The Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) performance shares or performance units; (4) restricted shares or deferred share units; (5) unrestricted shares and (6) exchange rights. Awards may be granted singly or in combination as determined by the Committee.

Stock Options.  A stock option is the right to acquire shares at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant awards in the form of options (either incentive or non-qualified stock options) to purchase shares of the Common Stock. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option’s exercise and vesting, and the exercise price per share of stock subject to the option. No incentive stock option granted under the Plan may be exercised more than ten (10) years after the date of grant (or, in the case of a holder of 10% or more of the Company’s voting stock, five years). Non-qualified stock options may be exercised during such period as the Committee determines at the time of grant; provided, however, that in no event may such options be exercised more than ten years after the date of grant. The exercise price of an incentive stock option will not be less than 100% (or in the case of a holder of 10% or more of the Company’s voting stock, 110%) of the fair market value of the Common Stock on the date the option is granted. No incentive stock option will be granted that would permit a participant to acquire, through the exercise of incentive stock options in any calendar year, under all plans of the Company and its subsidiaries, shares having an aggregate fair market value (determined as of the time any incentive stock option is granted) in excess of $100,000. Subject to anti-dilution adjustments, the maximum aggregate number of shares that may be granted to participants pursuant to incentive stock options is 2,500,000 shares. The Committee will establish the exercise price of options that do not qualify as incentive stock options (non-qualified stock options) at the time the options are granted.

To exercise an option, the participant must provide written notice to the Company. The option price may, at the sole discretion of the Committee, be paid by a participant in cash, shares of Common Stock owned by the participant for at least six months, delivery of a certificate of ownership in which the participant certifies ownership of shares owned by the participant for at least six months, or other appropriate means determined by the Committee.

Stock options granted under the Plan become exercisable in one or more installments in the manner and at the time or times specified by the Committee. Generally, and unless provided otherwise in an award, or plan, if a participant’s continuous service with the Company or a subsidiary is terminated by the Company for any reason whatsoever, or is terminated by the participant for any reason other than death, disability, or retirement, such participant’s options will terminate immediately. Unless the terms of an award provide otherwise, in the event of death or disability, the participant’s outstanding options may be exercised to the extent that the participant was entitled to exercise the options at the date of cessation of continuous service, but only within the one-year period immediately succeeding such participant’s cessation of continuous service by reason of death or disability, and in no event after the applicable expiration date of the options. In the event of the participant’s retirement, all of the participant’s outstanding options will vest immediately and become exercisable, but only within the two-year period immediately succeeding the date of retirement, and in no event after the expiration date of the options. Notwithstanding the foregoing, no incentive stock option may be exercised more than three months after the participant’s cessation of continuous service for any reason other than death or disability.

Stock Appreciation Rights (SARs).  The Plan authorizes the Committee to grant a SAR in tandem with a stock option. A SAR is a right to receive payment equal to 100% of the excess of: (1) the fair market value per share of Common Stock on the date of exercise of such right multiplied by the number of shares with respect to which the right is being exercised, over (2) the aggregate exercise price for such number of shares. Proceeds from SAR exercises may be paid in cash or shares, as determined by the Committee.

A SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. Upon the exercise of a stock option, any related SAR will be cancelled automatically to the extent of the number of shares acquired through the stock option exercise.

Performance Shares and Performance Units.  The Committee may grant awards of performance shares or performance units which may be earned by a participant, in whole or in part, if certain goals established by the Committee (including economic profit, net income, operating income, return on equity or assets, earnings per share, cash flow, cost control, share price, revenues, market share, earnings before interest, taxes, depreciation and amortization, and total return to Share Owners) are achieved over a designated period of time. The Committee shall have the discretion to satisfy a Participant’s performance shares or performance units by delivery of cash or stock or any combination thereof.

Restricted Shares/Deferred Share Units.  The Committee may grant awards of restricted shares, in which case the grantee would be granted shares of Common Stock, subject to such forfeiture provisions and transfer restrictions as the Committee determines. Pending the lapse of such forfeiture provisions and transfer restrictions, certificates representing the restricted shares would be held by the Company, but the grantee generally would have all the rights of a Share Owner, including the right to vote the shares and the right to receive all dividends thereon.

While restricted shares would be subject to forfeiture provisions and transfer restrictions for a period of time, the Plan does not set forth any minimum or maximum duration for such provisions and restrictions. The Committee would have the authority to accelerate or remove any or all of the forfeiture provisions and transfer restrictions on the restricted shares prior to the expiration of the restricted period. If the grantee ceases to be employed by the Company for any reason other than death, disability or retirement prior to the lapse of the forfeiture provisions and transfer restrictions, the unvested portion of the restricted shares will be returned to the Company. In the event of death, disability or retirement prior to the expiration of the forfeiture provisions and transfer restrictions, the restricted shares will become fully vested.

Deferred share units entitle the participant to a payment in cash, Common Stock, or a combination of the two, based on the number of deferred share units payable, multiplied by (i) the fair market value of a share of Common Stock at the time of vesting, plus (ii) credit for dividends paid between the granting and vesting date. Deferred share units may be subject to the same terms and restrictions as a restricted stock award, in the discretion of the Committee.

Unrestricted Shares.  The Committee may award shares of Common Stock to participants without restrictions or payment therefor as consideration for service to the Company or other reasons as the Committee determines to be appropriate.

Exchange Rights.  The Committee may grant exchange rights, which entitle the participant to exchange shares of Class B Common Stock for shares of Class A Common Stock on a one-for-one basis, subject to such terms and conditions as established by the Committee.

Other Terms of Awards

The Committee may, by way of an award notice or otherwise, establish such other terms, conditions, restrictions and/or limitations covering the grant of the award as are not inconsistent with the Plan.

Amendment

The Board of Directors reserves the right to amend, modify, suspend or discontinue the Plan at any time, subject to the rights of participants with respect to any outstanding awards.

Adjustments

The Plan contains provisions for equitable adjustment of awards by the Committee in the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, or issuance of shares by the Company without new consideration. The Committee’s determination with respect to any adjustment will be conclusive.

Termination

The Board of Directors may terminate the Plan at any time. No award may be granted under the Plan after ten (10) years from the effective date of the Plan.

Repricing of Options

Except as permitted under the Plan in connection with a change in capitalization or reorganization, no outstanding options may be repriced without the prior approval of the holders of the Class A Common Stock.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of awards under the Plan. The summary is based on certain facts, assumptions, and current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be conclusive or exhaustive, and should not be relied upon as a substitute for appropriate tax advice.

Limitation on Amount of Deduction.  The Company generally will be entitled to a tax deduction for awards under the Plan only to the extent that the participants recognize ordinary income from the award. Section 162(m) of the Internal Revenue Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the other three most highly compensated executive officers of the Company (other than the Principal Financial Officer). The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as “performance-based compensation” under Section 162(m). The Plan has been designed to permit the Committee to grant awards which qualify for deductibility under Section 162(m).

Non-Qualified Stock Options.  A grantee who receives a non-qualified stock option generally does not recognize taxable income upon the grant of the option, and the Company is not entitled to a tax deduction at that time. The grantee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such income will be treated as compensation to the grantee subject to applicable withholding requirements. The Company is generally entitled to a tax deduction in an amount equal to the amount taxable to the grantee as ordinary income in the year the income is taxable to the grantee. Any appreciation in the value of the shares after the time of exercise will be taxable to the grantee as capital gain when sold and will not result in a deduction by the Company.

Incentive Stock Options.  A grantee who receives an incentive stock option does not recognize taxable income upon the grant or exercise of an option, and the Company is not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the grantee in the year of exercise. The Company will not be entitled to a deduction with respect to any item of tax preference.

A grantee will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a “disqualifying disposition” (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the grantee will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the grantee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and option price. Any additional gain will be taxable to the grantee as a long-term or short-term capital gain, depending on how long the option shares were held. The Company is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the grantee as ordinary income.

Restricted Shares.  A grantee who has received Common Stock pursuant to a restricted stock award under the Plan will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant, unless the grantee makes an election to be taxed at the time of the grant. When the restrictions lapse, the grantee will recognize income, taxable at ordinary income tax rates, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding tax deduction. Dividends paid to the grantee during the restriction period will be compensation income to the grantee and deductible as such by the Company. The holder of restricted stock may elect to be taxed at the time of grant of the restricted stock award on the fair market value of the shares, in which case (i) the Company will be entitled to a deduction at the same time and in the same amount, (ii) dividends paid to the grantee during the restriction period will be taxable as dividends to him or her and not deductible by the Company and (iii) there will be no further federal income tax consequences when the restrictions lapse.

Performance Shares, Performance Units, and Deferred Share Units.  A grantee who receives a performance share or unit or a deferred share unit will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at such time. A grantee will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and the Company will have a corresponding tax deduction.

Stock Appreciation Rights (SARS).  Stock appreciation rights are a nonqualified deferred compensation technique under which service providers (usually executives) can elect to either exercise a stock option or take a bonus equal to the value of the stock’s appreciation. When the income is received, the grantee reports ordinary income and the Company claims a compensation expense deduction.

Exchange Rights.  An exchange right is an award granted to a participant pursuant to Section 16 of the Plan that entitles the holder to exchange shares of Class B Common Stock for shares of Class A Common Stock on a one-for-one basis, subject to such terms and conditions as are established by the Committee. The exchange results in no tax consequences to the holder or the Company.

Other Information

The Plan will be approved and affirmed if the number of shares of Class A Common Stock voted in favor of the proposal represents a majority of the Class A shares cast at the meeting.

Our Board of Directors recommends a vote “FOR” approval and affirmation of the Kimball International, Inc. 2003 Stock Option and Incentive Plan.

By Order of the Board of Directors

John H. Kahle, Secretary

September 10, 2008

APPENDIX A

APPROVAL PROCESS FOR SERVICES PERFORMED BY
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Objective

To ensure the independent registered public accounting firm is independent in both fact and appearance with respect to the audit of the financial statements of Kimball International, Inc. (Company).

Process

The independent registered public accounting firm of Kimball International, Inc. reports to and is engaged by the Audit Committee of the Company. Prior to the engagement of the independent registered public accounting firm to render service, the service and fees are approved by the Audit Committee. The Audit Committee will not engage the independent registered public accounting firm for any non-audit service that is specifically prohibited by the regulations nor will approval be granted for any non-audit service that individually or in the aggregate, in the Audit Committee’s opinion, impairs the independence of the independent registered public accounting firm with respect to the audit of the financial statements of the Company. Pre-approval of services is obtained either (1) by explicit pre-approval of individual services from the Audit Committee or (2) by general pre-approval for certain tax compliance and related tax services.

The Audit Committee has delegated authority to the Audit Committee Chairperson to grant approval required by this policy for any service engagements that arise between Audit Committee meetings. During the next regularly scheduled Audit Committee meeting, or sooner as appropriate, the Audit Committee Chairperson updates the full committee of approved independent registered public accounting firm services for informational purposes.

The independent registered public accounting firm has reviewed the policy and believes that the policy will not adversely affect the firm’s independence.

APPENDIX B

KIMBALL INTERNATIONAL, INC.
2003 STOCK OPTION AND INCENTIVE PLAN
(AS PROPOSED)

1.  Plan Purpose.  The purpose of the Kimball International, Inc. 2003 Stock Option and Incentive Plan is (i) to align the personal interests of Plan Participants with those of the shareholders of the Company, (ii) to encourage key individuals to accept or continue employment or service with the Company and its subsidiaries, and (iii) to furnish incentive to such key individuals to improve operations and increase profits by providing such key individuals the opportunity to acquire Common Stock of the Company or to receive monetary payments based on the value of such Common Stock. It is intended that certain Awards granted under the Plan will qualify as performance-based compensation within the meaning of section 162(m) of the Code, to the extent applicable.

2.  Definitions.  The following definitions are applicable to the Plan:

“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Code sections 424(e) and (f), respectively.

“Award” means the grant by the Committee of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Unrestricted Shares, Restricted Shares, Deferred Share Units, Performance Shares, Performance Units, Exchange Rights or any combination thereof, as provided in the Plan.

“Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and its interpretive regulations.

“Committee” means the Committee appointed by the Board pursuant to Section 3 of the Plan.

“Common Stock” means shares of Class A common stock, par value of $.05 per share, of the Company and/or shares of Class B common stock, par value of $.05 per share, of the Company, as constituted on the effective date of the Plan, and any other shares into which such Common Stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

“Company” means Kimball International, Inc., an Indiana corporation.

“Continuous Service” means, in the case of an Employee, the absence of any interruption or termination of service as an Employee of the Company or an Affiliate; and in the case of an individual who is not an Employee, the absence of any interruption or termination of the service relationship between the individual and the Company or an Affiliate. Service will not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of a Participant’s transfer between the Company and an Affiliate or any successor to the Company.

“Deferred Share Unit” means an Award, granted to a Participant pursuant to Section 14 of the Plan, of a right to receive a payment in the future based on the value of Common Stock.

“Director” means any individual who is a member of the Board.

“EBITDA” means earnings before interest, taxes, depreciation and amortization.

“Economic Profit” means net income of the Company less the Company’s cost of capital. Economic Profit shall be calculated under this Plan in the same manner in which it is calculated for purposes of the Company’s Annual Profit Sharing Bonus Plan.

“Employee” means any person, including an officer, who is employed by the Company or any Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rights” means an Award granted to a Participant pursuant to Section 16 of the Plan.

“Exercise Price” means the price per Share at which the Shares subject to an Option may be purchased upon exercise of the Option.

“Incentive Stock Option” means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan that is intended to qualify under Code section 422.

“Market Value” means, with respect to any Share of Common Stock (regardless of whether it is Class A common stock or Class B common stock), the average of the last reported sale prices during the ten trading-day period preceding the date in question of one Share of Class B common stock on the Nasdaq National Market, or, if the Shares of Class B common stock are not then listed on the Nasdaq National Market, on the principal exchange on which the Shares of Class B common stock are then listed for trading, or, if no Shares of Class B common stock are then listed for trading on any exchange, the average of the means between the closing high bid and low asked quotations of one Share of Class B common stock during the ten reporting-day period preceding the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share of Common Stock as the Committee shall determine.

“Non-Qualified Stock Option” means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Code section 422.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means any individual selected by the Committee to receive an Award.

“Performance Cycle” means the period of time, designated by the Committee, over which Performance Shares or Performance Units may be earned.

“Performance Shares” means Shares awarded pursuant to Section 15 of the Plan.

“Performance Unit” means an Award granted to a Participant pursuant to Section 15 of the Plan.

“Plan” means the Kimball International, Inc. 2003 Stock Option and Incentive Plan.

“Reorganization” means the liquidation or dissolution of the Company, or any merger, share exchange, consolidation or combination of the Company (other than a merger, share exchange, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

“Restricted Period” means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 13 of the Plan with respect to Restricted Shares.

“Restricted Shares” means Shares that have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 13 of the Plan, so long as such restrictions are in effect.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock.

“Stock Appreciation Rights” means an Award granted to a Participant pursuant to Section 12 the Plan.

“Unrestricted Shares” means Shares awarded to a Participant by the Committee without any restrictions.

3.  Administration.  The Plan will be administered by a Committee of the Board, which will consist of three or more members of the Board, each of whom will be a “non-employee director” as provided under Rule 16b-3 of the Exchange Act, and an “outside director” as provided under Code section 162(m). The members of the Committee will be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee will have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards will be granted under the Plan; (d) prescribe the form and terms of Award Agreements; (e) establish procedures and regulations for the administration of the Plan;

(f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan.

Notwithstanding the foregoing, the Committee may delegate to certain executive officers of the Company selected by the Committee the authority to grant Awards to Employees or consultants of the Company or its Affiliates, subject to specified volume limitations and other conditions determined by the Committee. The Committee may not delegate authority to grant Awards to any “Officer,” as such term is defined in Rule 16a-1(f) of the Exchange Act.

A majority of the Committee will constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, will be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.

4.  Participants.  The Committee may select from time to time Participants in the Plan from those Directors, Employees or consultants of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

5.  Substitute Options.  In the event the Company or an Affiliate consummates a transaction described in Code Section 424(a), persons who become Employees or Directors on account of such transaction may be granted Options in substitution for Options granted by the former employer. The Committee, in its sole discretion and consistent with Code Section 424(a) shall determine the Exercise Price of the substitute Options.

6.  Shares Subject to Plan and Limitations on Grants.  Subject to adjustment by the operation of Section 17 hereof:

a. The maximum number of Shares that may be issued with respect to Awards made under the Plan is Two Million Five Hundred Thousand (2,500,000) Shares. The number of Shares that may be granted under the Plan to any Participant during any year under all forms of Awards will not exceed 400,000 Shares.

b. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued Shares or issued Shares heretofore or hereafter reacquired and held as treasury Shares. Any Award that expires, terminates or is surrendered for cancellation, or with respect to Restricted Shares, which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), may be subject to new Awards under the Plan with respect to the number of Shares as to which an expiration, termination, cancellation or forfeiture has occurred. Additionally, Shares that are withheld by the Company or delivered by the Participant to the Company in order to satisfy payment of the Exercise Price or any tax withholding obligation and Shares granted pursuant to an Award Agreement which is subsequently settled in cash rather than Shares, may be subject to new Awards under the Plan.

7.  General Terms and Conditions of Options.

a. The Committee will have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to prescribe the terms and conditions (which need not be identical among Participants) of the Options. Each Option will be evidenced by an Award Agreement that will specify: (i) the Exercise Price, (ii) the number of Shares subject to the Option, (iii) the expiration date of the Option, (iv) the manner, time and rate (cumulative or otherwise) of exercise of the Option, (v) the restrictions, if any, to be placed upon the Option or upon Shares that may be issued upon exercise of the Option, (vi) the conditions, if any, under which a Participant may transfer or assign Options, and (vii) any other terms and conditions as the Committee, in its sole discretion, may determine.

b. The Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Award Agreement to reduce the Exercise Price. Furthermore, no Option shall be cancelled and replaced with an Option having a lower Exercise Price without further approval of the shareholders of the Company. Notwithstanding any other provision under the Plan, the Exercise Price for any Option awarded under the Plan may not be less than the Market Value of the Shares on the date of grant.

8.  Exercise of Options.

a. Except as provided in Section 19, an Option granted under the Plan will be exercisable only by the Participant, and except as provided in Section 9 of the Plan or as otherwise set forth in the Award Agreement, no Option may be exercised unless at the time the Participant exercises the Option, the Participant has maintained Continuous Service since the date of the grant of the Option.

b. To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. The date of exercise will be the date on which the notice is received by the Company. Payment may be made either (i) in cash (including check, bank draft or money order), (ii) by tendering Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Market Value on the date of exercise equal to part or all of the Exercise Price, (iii) by the delivery of a certificate of ownership in which the Participant certifies ownership of Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Market Value on the date of exercise equal to part or all of the Exercise Price (in which case the Company shall withhold the number of Shares certified from the number delivered pursuant to such exercise), or (iv) by any other means determined by the Committee in its sole discretion.

9.  Termination of Options.  Unless otherwise specifically provided elsewhere in the Plan or by the Committee in the Award Agreement or any amendment thereto, Options will terminate as provided in this Section.

a. Unless sooner terminated under the provisions of this Section, Options will expire on the earlier of the date specified in the Award Agreement or the expiration of ten (10) years from the date of grant.

b. If the Continuous Service of a Participant is terminated by the Company for any reason whatsoever, or is terminated by the Participant for any reason other than death, disability or retirement, all rights under any Options granted to the Participant will terminate immediately upon the Participant’s cessation of Continuous Service.

c. In the event of the Participant’s death or disability, the Participant or the Participant’s beneficiary, as the case may be, may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the one-year period immediately succeeding the Participant’s cessation of Continuous Service by reason of death or disability, and in no event after the applicable expiration date of the Options.

d. In the event of the Participant’s retirement, all of the Participant’s outstanding Options shall vest immediately and become exercisable, but only within the two-year period immediately succeeding the date of retirement, and in no event after the applicable expiration date of the Options.

e. Notwithstanding the provisions of the foregoing paragraphs of this Section 9, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law.

10.  Restrictive Covenants.  In its discretion, the Committee may condition the grant of any Option under the Plan upon the Participant agreeing to reasonable covenants in favor of the Company and/or any Affiliate (including, without limitation, covenants not to compete, not to solicit employees and customers, and not to disclose confidential information) that may have effect following the termination of employment with the Company or any Affiliate, and after the Option has been exercised, including, without limitation, the requirement to disgorge any profit, gain or other benefit received upon exercise of the Option prior to any breach of any covenant.

11.  Incentive Stock Options.

a. Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option will be granted more than ten (10) years from the earlier of the date the Plan is adopted by the Board or approved by the Company’s shareholders, (ii) no Incentive Stock Option will be exercisable more than ten (10) years from the date the Incentive Stock Option is granted, (iii) the Exercise Price of any Incentive Stock Option will not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iv) any Incentive Stock Option will not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by such Participant, (v) no Incentive Stock Option will be granted that would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, under all plans of the Company and its Affiliates, Shares having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000 (determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable), and (vi) no Incentive Stock Option may be exercised more than three (3) months after the Participant’s cessation of Continuous Service for any reason other than death or disability. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option will not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years from the date such Incentive Stock Option is granted. Subject to adjustment by the operation of Section 17 hereof, the maximum aggregate number of shares that may be granted to Participants pursuant to Incentive Stock Options is 2,500,000 shares.

b. Notwithstanding any other provisions of the Plan, if for any reason an Option granted under the Plan that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option, such Option will be deemed to be a Non-Qualified Stock Option, and such Option will be deemed to be fully authorized and validly issued under the Plan.

12.  Stock Appreciation Rights.  The Committee may, in its discretion, grant Stock Appreciation Rights in connection with all or any part of an Option granted under the Plan. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall determine from time to time and as may be set forth in an Award Agreement, including the following:

a. A Stock Appreciation Right may be made part of an Option at the time of its grant or at any time thereafter during the Option term.

b. Each Stock Appreciation Right will entitle the holder to elect to receive, in lieu of exercising the Option to which it relates, an amount (in cash or in Common Stock, or a combination thereof, all in the sole discretion of the Committee) equal to 100% of the excess of:

(i) the Market Value per Share of the Common Stock on the date of exercise of such right, multiplied by the number of Shares with respect to which the right is being exercised, over

(ii) the aggregate Exercise Price for such number of Shares.

c. Each Stock Appreciation Right will be exercisable at the time, in the manner and to the extent the Option to which it relates is exercisable.

d. Upon exercise of a Stock Appreciation Right, the Option (or portion thereof) with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable.

e. Exercise of a Stock Appreciation Right will reduce the number of Shares purchasable pursuant to the related Option and available for issuance under the Plan to the extent of the number of Shares with respect to which the right is exercised, whether or not any portion of the payment made upon exercise of such right is made in Common Stock.

13.  Terms and Conditions of Unrestricted Shares and Restricted Shares.  The Committee will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Unrestricted Shares and Restricted Shares and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards. Unless the Committee otherwise specifically provides in the Award Agreement, an Award of Restricted Shares will be subject to the following provisions:

a. At the time of an Award of Restricted Shares, the Committee will establish for each Participant a Restricted Period during which, or at the expiration of which, the Restricted Shares will vest. The vesting of Restricted Shares may also be conditioned upon the attainment of specified Performance Goals (as defined in Section 15) within specified Performance Cycles. Subject to paragraph (f) of this Section, the Participant will have all the rights of a shareholder with respect to the Restricted Shares, including, but not limited to, the right to receive all dividends paid on the Restricted Shares and the right to vote the Restricted Shares. The Committee will have the authority, in its discretion, to accelerate the time at which any or all of the restrictions will lapse with respect to any Restricted Shares prior to the expiration of the Restricted Period, or to remove any or all restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of the Restricted Period.

b. If a Participant ceases Continuous Service for any reason other than death, disability or retirement, before the Restricted Shares have vested, a Participant’s rights with respect to the unvested portion of the Restricted Shares will terminate and be returned to the Company.

c. If a Participant ceases Continuous Service by reason of death, disability or retirement before any Restricted Period has expired, the Restricted Shares will become fully vested.

d. Each certificate issued in respect to Restricted Shares will be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and will bear the following (or a similar) legend:

“The transferability of this certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture) contained in the Kimball International, Inc. 2003 Stock Option and Incentive Plan, and an Award Agreement entered into between the registered owner and Kimball International, Inc. Copies of the Plan and Award Agreement are on file in the office of the Secretary of Kimball International, Inc.”

e. At the time of an Award of Restricted Shares, the Participant will enter into an Award Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award.

f. At the time of an Award of Restricted Shares, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on the Restricted Shares by the Company, or a specified portion thereof, will be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed with respect to the Restricted Shares, or (ii) the forfeiture of such Restricted Shares under paragraph (b) of this Section, and will be held by the Company for the account of the Participant until such time. In the event of deferral, there will be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with accrued interest, will be made upon the earlier to occur of the events specified in (i) and (ii) of this paragraph.

g. At the expiration of the restrictions imposed by this Section, the Company will redeliver to the Participant the certificate(s) and stock powers, deposited with the Company pursuant to paragraph (d) of this Section and the Shares represented by the certificate(s) will be free of all restrictions.

h. No Award of Restricted Shares may be assigned, transferred or encumbered.

14.  Terms and Conditions of Deferred Share Units.  The Committee will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Deferred Share Units and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards, which shall be evidenced by an Award Agreement. Unless the Committee otherwise specifically provides in the Award Agreement, an Award of Deferred Share Units will be subject to the following provisions:

a. At the time of an Award of Deferred Share Units, the Committee will establish for each Participant the number of shares of Common Stock subject to the Award and the period or periods at which the Award will be paid. Payment of the Award may also be conditioned upon the attainment of specified Performance Goals (as defined in Section 15) within specified Performance Cycles.

b. If a Participant ceases Continuous Service for any reason other than death, disability or retirement, before the payment date of any portion of the Deferred Share Units, a Participant’s rights with respect to the unvested portion of the Deferred Share Units will terminate.

c. If a Participant ceases Continuous Service by reason of death, disability or retirement before the payment date of the Deferred Share Units has arrived, the Deferred Share Units will become fully vested and payable.

d. The Committee shall determine whether payment shall be made in cash, Common Stock, or a combination of the two. Unless the Committee determines otherwise, payment will be equal to the number of Deferred Share Units payable multiplied by (i) the Market Value of a share of Common Stock at the time of vesting, plus (ii) the sum of all dividends credited on a share of Common Stock during the period commencing on the date of the Deferred Share Unit Award and ending on the date of vesting.

e. The Committee may, in its sole discretion when it finds that such an action would be in the best interests of the Company, accelerate or waive in whole or in part any or all remaining time-based restrictions with respect to the Deferred Share Units of a Participant who terminates employment before the Deferred Share Units are fully vested.

f. Deferred Share Units are not transferable, except that a Participant may designate a beneficiary to receive any amount payable with respect to Deferred Share Units on the Participant’s death.

15.  Performance Shares and Performance Units.

a. The Committee, in its sole discretion, may from time to time authorize the grant of Performance Shares and Performance Units upon the achievement of performance goals (which may be cumulative and/or alternative) within a designated Performance Cycle as may be established, in writing, by the Committee based on any one or any combination of the following business criteria (the “Performance Goals”): (i) Economic Profit; (ii) earnings per share; (iii) return on equity; (iv) return on assets; (v) operating income; (vi) market value per share; (vii) EBITDA; (viii) cash flow; (ix) net income (before or after taxes); (x) revenues; (xi) cost reduction goals; (xii) market share; and (xiii) total return to shareholders.

b. In the case of Performance Units, the Committee shall determine the value of Performance Units under each Award.

c. As determined in the discretion of the Committee, Performance Goals may differ among Participants and/or relate to performance on a Company-wide or divisional basis.

d. At such time as it is certified, in writing, by the Committee that the Performance Goals established by the Committee have been attained or otherwise satisfied within the Performance Cycle, the Committee will authorize the payment of Performance Shares or Performance Units in the form of cash or Shares registered in the name of the Participant, or a combination of cash and Shares, equal to the value of the Performance Shares or Performance Units at the end of the Performance Cycle. Payment shall be made in a lump sum following the close of the applicable Performance Cycle.

e. The grant of an Award of Performance Shares or Performance Units will be evidenced by an Award Agreement containing the terms and conditions of the Award as determined by the Committee. To the extent required under Code section 162(m), the business criteria under which Performance Goals are determined by the Committee will be resubmitted to shareholders for reapproval no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the Plan.

f. If the Participant ceases Continuous Service before the end of a Performance Cycle for any reason other than disability, death or retirement, the Participant will forfeit all rights with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of disability, death or retirement, the Participant will be entitled to a prorated payment with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle.

16.  Exchange Rights.

a. The Committee, in its sole discretion, may from time to time authorize the grant of Exchange Rights to certain key Employees under the Plan. An Exchange Right will entitle the holder to exchange Shares of Class B common stock for Shares of Class A common stock on a one-for-one basis, subject to such terms and conditions as are established by the Committee.

b. Each Exchange Right under the Plan shall relate to a specified number of Shares of Class B common stock which may be exchangeable for the same number of Shares of Class A common stock, and shall specify the period or periods for the exercise of the Exchange Right. Upon the exercise of an Exchange Right, the aggregate number of Shares available under the Plan shall be reduced by the number of Shares of Class A common stock issued in exchange for Shares of Class B common stock.

c. The grant of an Award of Exchange Rights will be evidenced by an Award Agreement containing the terms and conditions of the Award as determined by the Committee.

d. If the Participant ceases Continuous Service for any reason before the Participant exercises any Exchange Right (or portion thereof) granted to such Participant, then such Participant will forfeit all rights with respect to any remaining Exchange Right (or portion thereof) existing immediately before such cessation of Continuous Service.

17.  Adjustments Upon Changes in Capitalization.  In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan and the number and class of Shares, and the exercise price of Options, with respect to which Awards theretofore have been granted under the Plan will be appropriately adjusted by the Committee to prevent the dilution or enlargement of Awards and to preserve the availability of Shares (or other securities) for future grants under the Plan. The Committee’s determination with respect to any adjustments will be conclusive. Any Shares or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Shares will be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing the Shares or other securities will be legended and deposited with the Company in the manner provided in Section 13 of this Plan.

18.  Effect of Reorganization.  Unless otherwise provided by the Committee in the Award Agreement, Awards will be affected by a Reorganization as follows:

a. If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions on Restricted Shares will lapse and (ii) each outstanding Option Award will terminate, but each Participant to whom the Option was granted will have the right, immediately prior to the dissolution or liquidation, to exercise the Option in full, notwithstanding the provisions of Section 11, and the Company will notify each Participant of such right within a reasonable period of time prior to any dissolution or liquidation.

b. If the Reorganization is a merger, share exchange, consolidation or combination, upon the effective date of the Reorganization (i) each Participant will be entitled, upon exercise of an Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, such shares or other securities or consideration as the holders of Shares are entitled to receive pursuant to the terms of the Reorganization (the “Acquisition Consideration”); (ii) each Participant will be entitled, upon exercise of a Stock Appreciation Right in accordance with all the terms and conditions of the Plan, to receive the difference between (A) the aggregate fair market value, on the applicable date, of the Acquisition Consideration receivable upon such Reorganization by a holder of the number of Shares which might have been obtained upon exercise of the Option to which the Stock Appreciation Right relates ( or any portion thereof) immediately prior to such Reorganization and (B) the aggregate Exercise Price of such Option (or portion thereof); (iii) each holder of Performance Shares or Performance Units (with respect to Shares, if any, covered by such Award) will be entitled to receive on the date set forth in such Award, the Acquisition Consideration receivable upon such Reorganization by a holder of the number of Shares which are covered by such Award; and (iv) each holder of Restricted Shares or Deferred Share Units will be entitled to receive such shares or other securities as the holders of Shares received upon such Reorganization, which, in the case of Restricted Shares will be subject to the restrictions set forth in Section 13 (unless the Committee accelerates the lapse of such restrictions) and the certificate(s) or other instruments representing or evidencing the shares or other securities shall be legended and deposited with the Company in the manner provided in Section 13 of this Plan.

The adjustments contained in this Section and the manner of application of such provisions will be determined solely by the Committee.

19.  Assignments and Transfers.  No Award nor any right or interest of a Participant in any Award under the Plan may be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, set forth in an Award Agreement at the time of grant or thereafter, that the Award (other than Incentive Stock Options) may be transferred to members of the Participant’s immediate family, to one or more trusts solely for the benefit of such immediate family members and to partnerships in which such family members or trusts are the only partners. For this purpose, immediate family means the Participant’s spouse, parents, children, step-children, grandchildren and legal dependents. Any transfer of an Award under this provision will not be effective until notice of such transfer is delivered to the Company.

20.  No Implied Rights.  No officer, Director, Employee or other person will have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no officer, Director, Employee or other person will have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken under the Plan will be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.

21.  Delivery and Registration of Shares.  The Company’s obligation to deliver Shares with respect to an Award will, if the Committee requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee will determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities laws. It may be provided that any representation requirement will become inoperative upon a registration of the Shares or other action eliminating the necessity of the representation under the Securities Act or other applicable federal or state securities laws. The Company will not be required to deliver any Shares under the Plan prior to (a) the admission of such Shares to listing on any stock exchange or quotation system on which Shares may then be listed or quoted, and (b) the completion of any registration or other qualification of the Shares under any state or federal law, rule or regulation, as the Company determines to be necessary or advisable.

22.  Income Tax Withholding.  In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations) or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations). The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

23.  Deferrals.  Notwithstanding any other provision of the Plan, the Committee may permit (upon timely election by the Participant) or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or Stock Appreciation Right, the lapse or waiver of restrictions with respect to Restricted Shares, or the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

24.  Termination, Amendment and Modification of Plan.  The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Code section 422 (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the

Company’s common stock is listed or quoted), shareholder approval of any Plan amendment will be obtained in the manner and to the degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan will in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or the transferee of the Award.

25.  Effective Date and Term of Plan.  The Plan will become effective upon its adoption by the Board of Directors and shareholders of the Company. Unless sooner terminated pursuant to Section 24, no further Awards may be made under the Plan after ten (10) years from the effective date of the Plan.

26.  Governing Law.  The Plan and Award Agreements will be construed in accordance with and governed by the internal laws of the State of Indiana.

27.  Shareholder Rights.  Except to the extent provided with respect to an Award of Restricted Shares in accordance with Section 13, no Participant shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award unless and until certificates representing the Shares shall have been issued and delivered to the Participant.

Adopted by the Board of Directors of
Kimball International, Inc. as of
August 19, 2003, and by the
Class A Share Owners of
Kimball International, Inc. on
October 21, 2003

KIMBALL INTERNATIONAL, INC.
c/o National City Bank
Shareholder Services Operations
Locator 5352
P. O. Box 94509
Cleveland, OH 44101-4509

V o t e    b y    T e l e p h o n e

Have your Proxy Card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

V o t e    b y     I n t e r n e t

Have your Proxy Card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

V o t e    b y    M a i l

Please mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

Vote by Telephone
Call Toll-Free using a
Touch-Tone phone:
1-888-693-8683

Vote by Internet
Access the Website and
Cast your vote:
www.cesvote.com

Vote by Mail
Return your Proxy
in the Postage-paid
envelope provided

Vote 24 hours a day, 7 days a week!
If you vote by telephone or Internet, please do not mail your Proxy Card.

è

Proxy must be signed and dated below.
ê  Please fold and detach card at perforation before mailing.  ê

Kimball International, Inc.	Class A Proxy
This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Share Owners on October 21, 2008.

I appoint James C. Thyen and Douglas A. Habig, or either of them, each with full power of substitution, as Proxies to vote all shares of CLASS A COMMON STOCK of Kimball International, Inc. standing in my name on its books at the close of business on August 15, 2008, at the annual meeting of its share owners to be held at the principal offices of the Company located at 1600 Royal Street, Jasper, Indiana, at 9:30 A.M., Eastern Daylight Time, on Tuesday, October 21, 2008, and at any adjournments thereof, with respect to the matters set forth on the reverse side.
THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.

Signature(s)

Signature(s)

Date:	, 2008

(If stock is registered in the name of more than one person, the Proxy should be signed by all named owners. If signing as attorney, executor, administrator, trustee, guardian, corporate official, etc., please give full title as such.)

ADMISSION TICKET
Please bring this ticket if you choose to attend the Annual Meeting.
It will expedite your admittance when presented upon your arrival.
A photo identification will also be required.
KIMBALL INTERNATIONAL, INC.
Annual Meeting of Share Owners
Tuesday, October 21, 2008
9:30 a.m. EDT
1600 Royal Street
Jasper, IN 47549
812-482-1600

é  Please fold and detach card at perforation.  é
Y O U R  V O T E  I S  I M P O R T A N T !
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the manner as if you marked, signed and returned your Proxy Card.
ê  Please fold and detach card at perforation before mailing.  ê

Kimball International, Inc.	Class A Proxy
This Proxy when properly executed will be voted in the manner directed by the undersigned share owner.
If no direction is made, this Proxy will be voted for Proposals 1, 2 and 3. Please mark box ■ or ☒.

1.	ELECTION OF DIRECTORS
	Nominees:	(1)	Harry W. Bowman	(2)	Douglas A. Habig	(3)	Geoffrey L. Stringer	(4)	James C. Thyen
		(5)	Christine M. Vujovich	(6)	Polly B. Kawalek	(7)	Thomas J. Tischhauser

	❑	FOR all nominees listed above			❑	WITHHOLD AUTHORITY
		(except as marked to the contrary below)				to vote for all nominees listed above
(INSTRUCTION: To withhold authority to vote for any individual nominee, write such nominee’s name(s) on the space provided below.)

2.	Ratify the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for fiscal year 2009.

	❑	FOR	❑	AGAINST	❑	ABSTAIN

3.	Approve and affirm the Kimball International, Inc. 2003 Stock Option and Incentive Plan.

	❑	FOR	❑	AGAINST	❑	ABSTAIN

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

	❑	Please check this box if you consent to access future Annual Reports and Proxy Statements via the Internet.
IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

KIMBALL INTERNATIONAL, INC.
c/o National City Bank
Shareholder Services Operations
Locator 5352
P. O. Box 94509
Cleveland, OH 44101-4509

V o t e    b y    T e l e p h o n e

Have your Proxy Card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone phone and please follow the simple instructions to record your vote.

V o t e    b y    I n t e r n e t

Have your Proxy Card available when you access the website www.cesvote.com and please follow the simple instructions to record your vote.

V o t e    b y     M a i l

Please mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a	Access the Website and	Return your Proxy
Touch-Tone phone:	Cast your vote:	in the Postage-paid
1-888-693-8683	www.cesvote.com	envelope provided

Vote 24 hours a day, 7 days a week!
Kimball Retirement Plan participant votes must be received by 5:00 a.m. Eastern Daylight Time on October 17, 2008 to be counted in the final tabulation.
If you vote by telephone or Internet, please do not mail your Proxy Card.

è

Proxy must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê

Kimball International, Inc.	Class B Proxy
This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Share Owners on October 21, 2008.
I appoint James C. Thyen and Douglas A. Habig, or either of them, each with full power of substitution, as Proxies to vote all shares of CLASS B COMMON STOCK of Kimball International, Inc., standing in my name on its books at the close of business on August 15, 2008, at the annual meeting of its share owners to be held at the principal offices of the Company located at 1600 Royal Street, Jasper, Indiana, at 9:30 A.M., Eastern Daylight Time, on Tuesday, October 21, 2008, and at any adjournments thereof, with respect to the matters set forth on the reverse side.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.

Signature(s)

Signature(s)

Date:	, 2008

(If stock is registered in the name of more than one person, the Proxy should be signed by all named owners. If signing as attorney, executor, administrator, trustee, guardian, corporate official, etc., please give full title as such.)

ADMISSION TICKET
Please bring this ticket if you choose to attend the Annual Meeting.
It will expedite your admittance when presented upon your arrival.
A photo identification will also be required.
KIMBALL INTERNATIONAL, INC.
Annual Meeting of Share Owners
Tuesday, October 21, 2008
9:30 a.m. EDT
1600 Royal Street
Jasper, IN 47549
812-482-1600

é Please fold and detach card at perforation. é
Y O U R   V O T E   I S   I M P O R T A N T !
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the manner as if you marked, signed and returned your Proxy Card.
ê Please fold and detach card at perforation before mailing. ê

Kimball International, Inc.	Class B Proxy
This Proxy when properly executed will be voted in the manner directed by the undersigned share owner.
If no direction is made, this Proxy will be voted for Proposal 1, except for Kimball Retirement Plan participants, which if no direction is made, this proxy will be voted in accordance with the terms of the plan.

Please mark box ■ or ☒.

1.	ELECTION OF DIRECTOR

Nominee: (1) Dr. Jack R. Wentworth

	❑ FOR the nominee listed above	❑	WITHHOLD AUTHORITY
to vote for the nominee listed above

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

	❑	Please check this box if you consent to access future Annual Reports and Proxy Statements via the Internet.
IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.